UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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MICREL, INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MICREL, INCORPORATED

2180 Fortune Drive

San Jose, California 95131

Annual Meeting of Shareholders to

be Held on May 21, 2009

12:00 p.m. Local Time

To the Shareholders of Micrel, Incorporated:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Micrel, Incorporated, a California corporation (“Micrel” or the “Company”), will be held at the Company’s offices located at 2180 Fortune Drive, San Jose, California 95131 on May 21, 2009 at 12:00 p.m. local time, for the following purposes:

1.	To elect the following six nominees to serve as members of the Board of Directors of the Company until the 2010 Annual Meeting of Shareholders and until their successors are duly elected and qualified: Raymond D. Zinn, Daniel Artusi, Michael J. Callahan, Daniel Heneghan, Neil J. Miotto and Frank W. Schneider (“Proposal 1”);

2.	To approve a one-time stock option exchange program for employees other than our named executive officers (“Proposal 2”);

3.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2009 (“Proposal 3”);

4.	To ratify the extension of the Rights Agreement (“Proposal 4”); and

5.	To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement, which is attached hereto and made a part hereof. The Board of Directors has fixed the close of business on March 31, 2009 as the record date for determining the shareholders entitled to notice of and to vote at the 2009 Annual Meeting and any adjournment or postponement thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED, OR VOTE ONLINE AT: WWW.PROXYVOTE.COM OR VOTE BY TELEPHONE AT 1-800-690-6903, TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING.

By Order of the Board of Directors,

Robert J. Barker
Secretary

The enclosed Proxy Statement is dated April 13, 2009 and is first being mailed to shareholders on or about April 16, 2009.

MICREL, INCORPORATED

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the matters being considered at the Annual Meeting. We urge you to read the remainder of this Proxy Statement carefully because the information in this section does not provide all information that might be important to you. Please refer to the more detailed information contained elsewhere in this Proxy Statement and the documents referred to in this Proxy Statement, which you should read carefully. In this Proxy Statement, the terms “Micrel,” “Company,” “we,” “our,” “ours,” and “us” refer to Micrel, Incorporated.

Q:	What matters will be voted on at the Annual Meeting?

A:	At the Annual Meeting, shareholders will be asked to vote on the following proposals:

•

To elect the following six nominees to serve as members of the Board of Directors of the Company until the 2010 Annual Meeting of Shareholders and until their successors are duly elected and qualified: Raymond D. Zinn, Daniel Artusi, Michael J. Callahan, Daniel Heneghan, Neil J. Miotto and Frank W. Schneider (“Proposal 1”);

•	To approve a one-time stock option exchange program for employees other than our named executive officers (“Proposal 2”);

•	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2009 (“Proposal 3”);

•	To ratify the extension of the Rights Agreement (“Proposal 4”); and

•	To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors unanimously recommends that shareholders vote FOR each of the proposals and FOR each of the nominees listed in Proposal 1.

Q:	What is the required quorum for the Annual Meeting?

A	The holders of a majority of our outstanding shares of common stock as of March 31, 2009 (the “Record Date”) must be present in person or by proxy at the Annual Meeting in order to conduct business at the Annual Meeting. This is called a quorum. On the Record Date, 65,379,425 shares of our common stock were outstanding.

Q:	When and where will the Annual Meeting take place?

A:	The Annual Meeting will take place on May 21, 2009 at 12:00 p.m., local time, at our headquarters located at 2180 Fortune Drive, San Jose, California 95131.

Q:	Who is entitled to vote at the Annual Meeting?

A:	If you are a shareholder of record as of the close of business on March 31, 2009, the Record Date, you are entitled to vote at the Annual Meeting. You may attend the Annual Meeting and vote your shares in person. However, whether or not you intend to attend the Annual Meeting, we urge that you vote TODAY by telephone, by the Internet, or by signing, dating and returning the proxy card in the envelope provided. If you hold shares in street name and would like to vote your shares in person at the Annual Meeting, you must present a legal proxy from your bank, broker or nominee at the Annual Meeting.

Q:	What do I need to do now?

A:	Please carefully read and consider the information contained in the Proxy Statement and vote your shares in any of the ways provided in this Proxy Statement.

Q:	What vote is required to approve the proposals?

A:	With respect to Proposal 1, you may vote FOR or WITHHOLD voting for all, some or none of the director nominees. The six director nominees receiving the highest numbers of votes cast will be elected to fill the seats on the Board of Directors. Under our Corporate Governance Guidelines, as amended by the Board of Directors on March 27, 2009, in any uncontested election of directors, any nominee for director who receives a greater number of “WITHHOLD” votes than votes “FOR” his or her election is required to promptly tender his or her resignation to our Board of Directors following certification of the shareholder vote. The Nominating and Corporate Governance Committee will then recommend to our Board of Directors whether to accept or reject the resignation. Within ninety days following certification of shareholder vote, our Board of Directors will publicly disclose its decision regarding whether to accept or reject the resignation.

You may vote FOR, AGAINST or ABSTAIN from voting with respect to each of Proposals 2, 3 and 4 discussed above. The affirmative vote of both (1) a majority of shares represented and voting at the Annual Meeting and (2) a majority of the required quorum is required for the approval of a one-time stock option exchange program for employees other than our named executive officers (Proposal 2), the ratification of the appointment of the independent registered public accounting firm (Proposal 3) and the ratification of the extension of the Rights Agreement (Proposal 4). The Board of Directors unanimously recommends that you vote FOR Proposals 2, 3 and 4, and each nominee in Proposal 1.

Q:	If I hold my shares in “street name” and do not provide voting instructions, can my broker still vote my shares?

A:	Yes, brokers who do not receive voting instructions from their customers will be permitted to exercise discretionary authority to vote shares on each of the proposals at the Annual Meeting.

Q:	What are broker non-votes and how will broker non-votes be treated?

A:	A broker non-vote occurs when a bank, broker or other shareholder of record holding shares for a beneficial owner submits a proxy for the Annual Meeting but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Broker non-votes have no effect on Proposal 1 and no effect on the first part of the voting test for Proposals 2, 3 and 4 (that is, whether any of such proposals has received the vote of a majority of the shares represented and voting at the Annual Meeting). However, broker non-votes have the effect of a vote against the second part of the voting test for Proposals 2, 3 and 4 (that is, whether any of such proposals has received a number of affirmative votes to constitute a majority of the required quorum).

Q:	What are abstentions and how will abstentions be treated?

A:

An abstention represents a shareholder’s affirmative choice to decline to vote on a proposal. Abstained shares are considered present and therefore are included for purposes of determining a quorum. They are not considered votes cast. Abstentions will be counted for the purpose of determining whether there is a quorum at the Annual Meeting, and will have no effect on Proposal 1. Abstentions will have no effect on the first part of the voting test for Proposals 2, 3 and 4 (that is, whether any of such proposals has received the vote of a majority of the shares represented and voting at the Annual Meeting), and the effect of a vote against the second part of the voting test for Proposals 2, 3 and 4 (that is, whether any of such proposals has received a number of affirmative votes to constitute a majority of the required quorum).

Q:	Can I vote my shares in person at the Annual Meeting?

A:	Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification to the Annual Meeting. If you hold your shares in a brokerage account in your broker’s name, you must request a legal proxy from your stockbroker in order to vote in person at the Annual Meeting.

Q:	Can I vote my shares without attending the Annual Meeting?

A:	Yes. Whether you hold shares directly as a shareholder of record or beneficially through a broker, bank or other nominee, you may vote without attending the Annual Meeting. If you are a shareholder of record you may vote without attending the Annual Meeting only by submitting a proxy by telephone, by the Internet or by signing, dating and returning a proxy card. If you hold your shares through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee, following the directions they provide you.

Shares will be voted in accordance with the specific voting instructions on the proxy card. Any proxy cards received by Micrel which are signed by shareholders but which lack specific instruction will be voted FOR the shareholder proposals and nominees described in this Proxy Statement.

Q:	What should I do if I receive more than one set of voting materials?

A:	If your shares are registered differently and are held in more than one account, then you will receive more than one Proxy Statement and proxy card. Please be sure to vote all of your accounts so that all of your shares are represented at the meeting.

Q:	Can I change my vote after I return my proxy?

A:	You may revoke any proxy and change your vote at any time before the vote at the Annual Meeting. You may do this prior to the time of voting by delivering written notice to Micrel revoking your proxy, submitting a new proxy by telephone or the Internet, or submitting a subsequently signed and dated proxy card. You may also revoke your proxy by attending the Annual Meeting and voting in person. Attending the Annual Meeting will not revoke your proxy unless you specifically request it.

Q:	Who should I contact if I have questions?

A:	If you need additional proxy materials or have any questions about the Annual Meeting, please call Robert J. Barker, (408) 944-0800.

THE ANNUAL MEETING

The following sets forth some of the information that you may wish to know about the Annual Meeting.

Record Date and Quorum

Only the holders of record of our common stock as of the close of business on March 31, 2009 are entitled to receive notice of, and to vote at, the Annual Meeting. On the record date, there were 65,379,425 shares of our common stock outstanding.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock on the record date will constitute a quorum for purposes of the Annual Meeting. A quorum is necessary to hold the Annual Meeting. Once a share is represented at the Annual Meeting, it will be counted for the purpose of determining a quorum at the Annual Meeting and any adjournment or postponement of the Annual Meeting. If a new record date is set for an adjourned Annual Meeting, however, then a new quorum will have to be established.

Required Vote

Each outstanding share of our common stock on the record date entitles the holder to one vote at the Annual Meeting.

For Proposal 1 above, the six director nominees receiving the highest numbers of votes cast will be elected to fill the seats on the Board of Directors. Under our Corporate Governance Guidelines, as amended by the Board of Directors on March 27 2009, in any uncontested election of directors, any nominee for director who receives a greater number of “WITHHOLD” votes than votes “FOR” his or her election is required to promptly tender his or her resignation to our Board of Directors following certification of the shareholder vote. The Nominating and Corporate Governance Committee will then recommend to our Board of Directors whether to accept or reject the resignation. Within ninety days following certification of shareholder vote, our Board of Directors will publicly disclose its decision regarding whether to accept or reject the resignation.

For Proposals 2, 3 and 4, the affirmative vote of both (1) a majority of shares represented and voting at the Annual Meeting and (2) a majority of the required quorum is required for approval.

Our Board of Directors urges you to vote FOR the election of each of the six directors nominated by the Company, FOR the approval of the one-time stock option exchange program for employees other than our named executive officers, FOR the ratification of the selection of our auditors and FOR the ratification of the extension of the Rights Agreement.

You must vote your shares in one of the following ways:

•	Vote in Person—You may vote in person at the Annual Meeting.

•

Vote by Telephone—Please call toll-free from the U.S. or Canada the phone number listed on your proxy card and follow the simple instructions provided. Please have your proxy card in hand when you call and then follow the instructions.

•

Vote by Internet—Please access the website listed on your proxy card and follow the simple instructions provided. Please have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

•

Vote by Mail—If you do not have access to a touch-tone telephone or to the Internet or wish to vote by mail, please sign, date and return the proxy card in the envelope provided. If your proxy card is signed and returned without specifying choices, the shares represented will be voted FOR each of the proposals and nominees described in this Proxy Statement.

If you hold your shares through a broker or other nominee, you will receive separate voting instructions with the Proxy Statement. Your broker or nominee may provide voting through the Internet or by telephone. Please contact your broker to determine how to vote.

Adjournments and Postponements

Either the chairman of the meeting or the shareholders entitled to vote at the meeting, present in person or represented by proxy, may adjourn the meeting. Any adjournment may be made without notice, other than by an announcement made at the Annual Meeting, unless the adjournment is for more than 45 days or a new record date is fixed for the adjourned meeting. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned.

At any time prior to convening the Annual Meeting, our Board of Directors may postpone the Annual Meeting for any reason without the approval of our shareholders. If postponed, we will provide notice of the new meeting date at least ten days prior to the new meeting date. Any postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use. If the Annual Meeting is adjourned or postponed and the record date remains unchanged, unrevoked proxies will continue to be effective for purposes of voting on the new meeting date.

Revocability of Proxies

You can revoke your proxy at any time before the vote is taken at the Annual Meeting. If you are a shareholder of record, you may revoke your proxy by:

•	submitting written notice of revocation to the Secretary of Micrel prior to the voting of the proxy, which is dated a later date than the proxy;

•	submitting a later-dated proxy by telephone or by the Internet;

•	submitting a duly completed and executed proxy bearing a later date; or

•	voting in person at the Annual Meeting; however, simply attending the Annual Meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications about revoking your proxy should be addressed to:

Micrel, Incorporated

2180 Fortune Drive

San Jose, California 95131

Attention: Corporate Secretary

If you hold your shares through a broker, bank or other nominee, you should follow the instructions of your broker, bank or nominee regarding revocation of proxies. If your broker, bank or nominee allows you to vote by telephone or the Internet, you may be able to change your vote by voting again by telephone or the Internet.

Shares Owned by Our Directors and Executive Officers

As of March 31, 2009, the record date for the Annual Meeting, our directors and executive officers owned, in the aggregate, approximately 11,826,570 shares of our common stock (excluding shares issuable upon exercise of options), or approximately 18.1% of the outstanding shares of our common stock. Our directors and executive officers have informed us that they intend to vote all of their shares of common stock “FOR” the proposals and nominees described in this Proxy Statement.

Solicitation of Proxies

Proxies are being solicited by and on behalf of our Board of Directors. Micrel will bear the entire cost of the Board of Directors’ solicitation of proxies in connection with the Annual Meeting, including the costs associated with the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional soliciting material furnished to shareholders.

Micrel will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 21, 2009

This proxy statement and the Company’s 2008 Annual Report are available electronically at http://www.proxyvote.com.

You may also obtain copies free of charge by writing to Micrel, Incorporated, 2180 Fortune Drive, San Jose, CA 95131, Attention: Secretary.

THE PROPOSALS

PROPOSAL 1

ELECTION OF DIRECTORS

Directors elected at the Annual Meeting will hold office from the time of their election until the 2010 Annual Meeting and until their successors are duly elected and qualified. The six nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Shareholders may withhold authority to vote for any nominee or the entire slate as directed on the proxy card. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law. However, under our Corporate Governance Guidelines, amended by the Board of Directors on March 27, 2009, in any uncontested election of directors, any nominee for director who receives a greater number of “WITHHOLD” votes than votes “FOR” his or her election (a “Majority Withheld Vote”) is required to promptly tender his or her resignation to our Board of Directors following certification of the shareholder vote. The Nomination and Corporate Governance Committee will then recommend to our Board of Directors whether to accept or reject the resignation. Within ninety days following certification of shareholder vote, our Board of Directors will publicly disclose its decision regarding whether to accept or reject the resignation in a Form 8-K furnished to the Securities and Exchange Commission.

The following table sets forth information with respect to the six persons nominated by the Board of Directors for election to the Board of Directors at the Annual Meeting. If any nominees identified in this proposal should decline or be unable to act as a director, the shares may be voted for such substitute nominees as the persons appointed by proxy may in their discretion determine. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal. Each person nominated for election has agreed to serve if elected.

Nominees for Director	Age	Position	Director Since
Raymond D. Zinn	71	President, Chief Executive Officer and Chairman of the Board of Directors	1978
Daniel Artusi(1)(3)	54	Director	2008
Michael J. Callahan(2)(3)	73	Director	2005
Daniel Heneghan(1)(3)	53	Director	2008
Neil J. Miotto(1)(2)	63	Director	2007
Frank W. Schneider(1)(2)	67	Director	2007

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

The principal occupations and positions of the director nominees named above for at least the past five years are as follows:

Raymond D. Zinn is a co-founder of the Company and has been its President, Chief Executive Officer and Chairman of its Board of Directors since the Company’s inception in 1978. Prior to co-founding the Company, Mr. Zinn held various management and manufacturing executive positions in the semiconductor industry at Electromask TRE, Electronic Arrays, Inc., Teledyne, Inc., Fairchild Semiconductor Corporation and Nortek, Inc. He holds a B.S. in Industrial Management from Brigham Young University and an M.S. in Business Administration from San Jose State University.

Daniel A. Artusi was elected to Micrel’s Board of Directors in August 2008. Mr. Artusi has more than 30 years of management and executive experience in the semiconductor and high tech industries. Mr. Artusi has been an independent consultant since April 2008. From July 2007 to April 2008, Mr. Artusi served as President and Chief Executive Officer and as a board member of Conexant Systems, Inc., a provider of semiconductors, and from June 2005 to June 2007, Mr. Artusi served as chairman and Chief Executive Officer of Coldwatt, Inc., a provider of high efficiency power supplies for the communications and computer industry. From April 2005 to June 2005, Mr. Artusi was an individual investor. From January 2003 to April 2005, he served as the President of

Silicon Laboratories Inc., a developer of mixed signal integrated circuits, and from January 2004 to April 2005, he also served as the Chief Executive Officer and as a board member of Silicon Laboratories. From 2001 to January 2004, he served as Chief Operating Officer of Silicon Laboratories. From 1977 until joining Silicon Laboratories, Mr. Artusi held various management and executive positions at Motorola Inc. Mr. Artusi currently serves on the board of directors of Atheros Communications, Incorporated, a provider of communications semiconductors. Mr. Artusi studied electronics engineering at the Instituto Tecnologico de Buenos Aires (ITBA) in Argentina.

Michael J. Callahan joined Micrel’s Board of Directors in May 2005. Mr. Callahan serves as the Chairman Emeritus of Teknovus, Inc. and has been serving on the boards of directors of Quick Logic Corporation since July 1997. Prior to these roles, he served as Chairman of the Board of Directors, President and Chief Executive Officer of WaferScale Integration, Inc. from March 1990 to September 2000. He was also the President of Monolithic Memories, Inc. from 1978 to March 1990. During his tenure at Monolithic Memories, the company became a subsidiary of Advanced Micro Devices, Inc., where Mr. Callahan then served in the capacity of Senior Vice President of Programmable Products. Mr. Callahan serves as a member of the Compensation Committee and Nominating and Corporate Governance Committee of the Company’s Board of Directors. Mr. Callahan holds a B.S.E.E. from the Massachusetts Institute of Technology.

Daniel Heneghan was elected to Micrel’s Board of Directors in November 2008. Mr. Heneghan has more than 25 years of experience in financial and executive positions in the semiconductor and high tech industries. He recently served as Chief Financial Officer of Intersil Corporation from its inception in August 1999 until he retired in June 2005. From 1996 to August 1999, Mr. Heneghan was Vice President and Controller of the Semiconductor Business at Harris Corporation (“Harris”). From 1994 to 1996, Mr. Heneghan was Vice President and General Manager of the Digital Products Division at Harris. Mr. Heneghan also served at various times as Division Controller of the Semiconductor Business, Director of Planning and Director of Finance at Harris. He has been serving on the boards of directors of Pixelworks, Inc. since April 2006 and NTELOS Holdings Corp. since February 2006, and also works as an advisor to the semiconductor industry. He serves as a member of the Audit Committee and Nominating and Corporate Governance Committee of the Company’s Board of Directors. Mr. Heneghan holds a B.S. in Accounting from Quincy University in Illinois and an M.B.A. from Western Illinois University.

Neil J. Miotto joined Micrel’s Board of Directors in February 2007. Mr. Miotto is a retired assurance partner of KPMG LLP where he was a partner for twenty-seven years until his retirement in September 2006. While at KPMG, Mr. Miotto also served as a Securities and Exchange Commission (“SEC”) reviewing partner. He is a member of the American Institute of Certified Public Accountants. He holds a Bachelor of Business Administrator degree from Baruch College, of The City University of New York. Mr. Miotto serves as chairman of the Audit Committee and a member of the Compensation Committee of the Board of Directors. In December 2008, Mr. Miotto joined the Board of Directors of GigOptix, Inc.

Frank W. Schneider joined Micrel’s Board of Directors in May 2007. From October 2003 to January 2006, Mr. Schneider served as President and Chief Executive Officer of ION Systems, Inc., a privately-held manufacturer of electrostatic management systems. In January 2006, ION Systems was acquired by MKS Instruments, Inc., where Mr. Schneider currently serves as Vice President and General Manager. Prior to these roles, Mr. Schneider was the President and Chief Executive Officer of GHz Technology, Inc., until its merger with Advanced Power Technology, Inc. During the merger transition period, Mr. Schneider served as the Chief Operating Officer for the Radio Frequency business of Advanced Power Technology Inc. (APTI). Mr. Schneider also served as a member of the advisory Board of Neomagic, Inc. and held various management and executive positions with Sharp Electronics Corporation, Philips Semiconductor and Corning Electronics. Mr. Schneider serves as a member of the Audit Committee and as Chairman of the Compensation Committee of the Company’s Board of Directors. He holds a B.S. in Electrical Engineering from West Virginia University and an M.B.A. from Northwestern University.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS

VOTE FOR THE ELECTION OF EACH NOMINEE NAMED IN PROPOSAL 1 OF THIS PROXY STATEMENT.

PROPOSAL 2

APPROVAL OF A ONE-TIME STOCK OPTION EXCHANGE PROGRAM

FOR EMPLOYEES OTHER THAN OUR NAMED EXECUTIVE OFFICERS

We are seeking shareholder approval of a one-time stock option exchange program for employees other than our named executive officers. If implemented, this one-time stock option exchange program, or option exchange, would permit some of our employees to surrender certain outstanding stock options for cancellation in exchange for the grant of new replacement options to purchase a lesser number of shares having an exercise price equal to the fair market value of our common stock on the replacement grant date.

Our Board of Directors authorized the option exchange on March 27, 2009, subject to shareholder approval. We intend for the exchange ratios to be used in the option exchange to result in the aggregate fair value of the replacement options to be approximately equal to the aggregate fair value of the options that are surrendered. To ensure that only those stock options that are significantly “underwater” (i.e., those options with an exercise price that is significantly greater than our current trading price) may be exchanged, only stock options with a per share exercise price of at least $9.80 or, if higher, the highest per share trading price at closing of our common stock for the 52-week period preceding the option exchange, will be eligible for the option exchange. In the limited cases where options have a per share exercise price equal to or greater than $16.00, instead of replacement stock options, a small cash payment of $0.05 per share will be made in exchange for surrendered options. The aggregate amount of these cash payments will be less than $36,000, assuming all such options are exchanged. In any event, our named executive officers and members of our Board of Directors will be excluded from participating in the option exchange.

We believe this option exchange, as designed, is in the best interest of our shareholders and our employees and positions us well for the future in these uncertain economic times. If approved by shareholders, we believe the option exchange would enable us to:

•	Motivate and engage our eligible employees to build shareholder value;

•	Reduce our overhang by reducing the number of outstanding stock options; and

•	Recapture value from the compensation expense that we record with respect to eligible options.

In designing our option exchange, we have taken into account our shareholders’ interests through a focus on the following exchange principles:

•

Named executive officers and members of our Board of Directors will be excluded from participating in the option exchange. All other employees holding eligible grants of stock options will generally be eligible to participate.

•

Stock options with a per share exercise price of at least $9.80 or, if higher, the highest per share trading price of our common stock for the 52-week period preceding the option exchange, will be eligible to be exchanged for a grant of a lesser amount of stock options with lower exercise prices.

•	The exchange ratios will be determined so that the aggregate fair value of the replacement options will be approximately equal to the aggregate fair value of the surrendered options.

•	The stock options surrendered in the exchange will be cancelled and the shares subject to the surrendered options will not be eligible to be reissued.

Shareholder approval of the option exchange is required under the NASDAQ listing rules and the terms of our equity incentive plans.

If our shareholders approve this proposal, and our Board of Directors, Compensation Committee or named executive officers determines to implement the option exchange, the option exchange would be scheduled to commence on or about July 13, 2009. However, our Board of Directors, Compensation Committee or named executive officers may, in their sole discretion, determine to postpone the actual start date of the option exchange to a date within 12 months of the date of the Annual Meeting of Shareholders.

Shareholder approval of this proposal requires the affirmative vote of both (1) a majority of shares represented and voting at the Annual Meeting and (2) a majority of the required quorum.

Overview

Like many companies, we have experienced a significant decline in our stock price over the last year in light of the current global financial and economic crisis. Despite our successful reduction in operating expenses, as consumers began to conserve cash in late 2008 in response to the global financial and economic crisis, orders for our products fell and our stock price significantly declined. As a result, a considerable number of our employees hold stock options with exercise prices significantly above the recent trading prices of our common stock. The market for key employees remains extremely competitive, notwithstanding the current economic turmoil.

Because of the continued challenging economic environment and continued weak consumer demand, we believe these underwater stock options are no longer effective as incentives to motivate and retain our employees. We believe that employees perceive that these options have little or no value. In addition, although these stock options are not likely to be exercised as long as our stock price is lower than the applicable exercise price, they will remain on our books with the potential to dilute shareholders’ interests for up to the full term of the options, while delivering little or no retentive or incentive value, unless they are surrendered or cancelled.

The objective of our equity incentive programs has been, and continues to be, to link the personal interests of equity incentive plan participants to those of our shareholders. We believe that, if approved by our shareholders, the option exchange would be an important component in our efforts to:

•

Provide renewed incentives to our employees who participate in the option exchange. As of March 24, 2009, approximately 88% of stock options held by our employees were underwater and 82% of stock options held by those below the NEO level had a per share exercise price equal to or greater than $9.80. We believe that these stock options no longer represent effective incentives to motivate or help retain our employees. We believe that the option exchange would aid both motivation and retention of those employees participating in the option exchange, while better aligning the interests of our employees with the interests of our shareholders.

•

Reduce our total number of outstanding stock options, or overhang, since a smaller number of options will be granted for the surrendered stock options. The number of underwater stock options that would be eligible for the option exchange is approximately 5,170,000. Because we will be exchanging a smaller number of options for those options surrendered, our overhang and the potential dilution of shareholders’ interests provided by these awards will decrease. We believe that after the option exchange, the overhang represented by the options granted pursuant to the exchange program will represent an appropriate balance between the objectives of our equity incentive plans and our shareholders’ interest in minimizing overhang and potential dilution.

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Recapture value from the compensation expense that we record with respect to certain eligible options. If this proposal is not approved by our shareholders, we will be obligated to recognize approximately $7 Million of additional compensation expense with respect to eligible options over the next four years, even if the stock options are never exercised. We believe it is not an efficient use of our resources to recognize compensation expense on options that are not perceived by our employees as providing value. By replacing options that have little or no retention or incentive value with options that will provide both retention and incentive value while not creating additional compensation expense (other than expense that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs), we will be making efficient use of our resources.

If our shareholders do not approve the exchange program, eligible options will remain outstanding in accordance with their existing terms. We will continue to recognize compensation expense for these eligible options, even though these options may have little or no retentive or incentive value.

Summary of Material Terms

The option exchange, if approved by our shareholders, would provide for the following:

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The option exchange will be open to all eligible employees (except where we determine that it is infeasible or impractical to offer the option exchange under local regulations as described below) who are employed by us as of the commencement of the option exchange and remain employed by us through the last day of the exchange offer. Eligible employees will be permitted to exchange all or none of their eligible options for replacement options.

•	Our named executive officers and members of our Board of Directors will not be eligible to participate in the option exchange.

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Only stock options that have a per share exercise price of at least $9.80 or, if higher, the highest per share trading price of our common stock for the 52-week period preceding the option exchange, will be eligible for exchange.

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The exchange ratios of shares subject to eligible options surrendered in exchange for replacement options granted will be determined in a manner intended to result in the grant of replacement options that have an aggregate fair value approximately equal to the aggregate fair value of the eligible options they replace. The exchange ratios will be established shortly before the start of the exchange program and will depend on the original exercise price of the eligible option and the then-current fair value of the eligible and replacement options (calculated using the Black-Scholes model). The exchange program will not be a one-for-one exchange. Instead, participating employees will receive replacement options covering a lesser number of shares than are covered by the surrendered eligible options.

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Each replacement option will have an exercise price per share equal to the closing price of our common stock on the date the replacement option is granted, and will have a new five-year term measured from the replacement grant date, which approximates the average remaining term of existing options that are eligible to be exchanged.

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None of the replacement options will be vested on the date of grant. Instead, each replacement option will vest in substantially equal installments on each of the first three anniversaries of the replacement grant date, subject to the option holder’s continued employment with us through each vesting date.

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The option exchange would be scheduled to begin on or about July 13, 2009. Our Board of Directors, Compensation Committee or named executive officers may, in their sole discretion, determine to postpone the actual start date of the option exchange to a date within 12 months of the date of shareholder approval. If the option exchange does not commence within 12 months of shareholder approval, we would consider any future option exchange or similar program to require new shareholder approval before it can be implemented.

While the terms of the option exchange are expected to be materially similar to the terms described in this proposal, our Board of Directors, Compensation Committee and named executive officers may, in their sole discretion, change the terms of the option exchange to take into account a change in circumstances, as described below, and may determine not to implement the option exchange even if shareholder approval of the option exchange is obtained.

Reasons for the Option Exchange

We believe that to be successful, our employees need to think like owners. Consistent with this philosophy, our equity program continues to be broad-based. This broad-based equity program provides us with a competitive advantage, particularly in our efforts to hire and retain top talent in technology-related fields.

Due to the significant decline of our stock price during the last year, many of our employees now hold stock options with exercise prices significantly higher than the current market price of our common stock. For example, the closing price of our common stock on the NASDAQ Global Select Market on March 31, 2009 was $7.04, whereas the weighted average exercise price of all outstanding options held by our employees was $12.25. As of March 24, 2009, approximately 88% of outstanding stock options held by our employees were underwater and 82% of stock options held by those below the NEO level have per share exercise prices of $9.80 or higher. Although we continue to believe that equity awards are an important component of our employees’ total incentive benefits and provide us with a competitive advantage, we also believe that many of our employees view their existing options as having little or no value due to the significant difference between the exercise prices and the current market price of our common stock. The market for key employees remains competitive notwithstanding the current economic turmoil. As a result, for many employees, we believe that these underwater options are ineffective at providing the incentives that our Board of Directors and Compensation Committee believe are necessary to motivate and retain our employees.

Alternatives Considered

When considering how best to continue to provide incentives to and reward our employees who hold options that are significantly underwater, we considered the following alternatives:

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Increase cash compensation. To replace equity incentives, we considered whether we could substantially increase base and target bonus cash compensation. However, significant increases in cash compensation would substantially increase our cash compensation expenses and reduce our cash flow from operations, which could adversely affect our business and operating results. In addition, these increases would not reduce our overhang and would not align the interests of our employees with those of our shareholders.

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Grant additional equity awards. We also considered special grants of additional stock options at current market prices or another form of equity award such as restricted stock units. However, these additional grants would increase our overhang and dilute the interests of our shareholders.

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Exchange options for cash. We also considered implementing a program to exchange underwater options for cash payments. However, an exchange program where options are generally exchanged for cash would substantially increase our compensation expenses and reduce our cash flow from operations, which could adversely affect our business and operating results. In addition, we do not believe that such a program would have significant long-term retention value. However, in the limited cases where options have a per share exercise price equal to or greater than $16.00, we determined that replacement options would have little retentive value and instead of replacement stock options, a small cash payment of $0.05 per share will be made in exchange for such options that are surrendered. The aggregate amount of these cash payments will be less than $36,000, assuming all such options are exchanged.

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Exchange options for restricted stock units. We also considered implementing a program to exchange underwater options for restricted stock units or giving employees a choice to exchange underwater options for replacement options or restricted stock units. However, in order to ensure that the exchange program is approximately expense-neutral from an accounting perspective, the exchange ratios for an options-for-restricted stock units exchange program would need to be substantially higher than for an options-for-options exchange program (i.e., fewer replacement awards granted). Thus, we believe that employee participation in an options-for-restricted stock units exchange program would be lower than with an options-for-options exchange program. Additionally, providing employees a choice to receive options or restricted stock units would add to the complexity of the program for many of our employees and could negatively impact employee participation in the exchange program.

The Option Exchange

After weighing each of these alternatives, subject to the limited cash payments described in this proposal, we have decided to provide an option-for-replacement option exchange. We have determined that a program under which our employees generally could exchange significantly underwater stock options for lesser number of stock options having a per share exercise price equal to the closing price of our common stock on the replacement grant date was the most attractive alternative for a number of reasons, including the following:

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The option exchange offers a reasonable, balanced and meaningful incentive for our eligible employees. Under the option exchange, participating employees will surrender eligible underwater options for replacement options covering fewer shares with a per share exercise price equal to the closing price of our common stock on the replacement grant date and that will vest in substantially equal installments on each of the first three anniversaries of the replacement grant date.

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The exchange ratio will be calculated to minimize accounting costs. We will calculate the exchange ratios to result in an aggregate fair value, for accounting purposes, of the replacement options that will be approximately equal to the aggregate fair value of the eligible options that are exchanged, which we believe will not have a significant adverse impact on our reported earnings.

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The option exchange will reduce our equity award overhang. Not only do the underwater options have little or no retention value, they cannot be removed from our equity award overhang until they are exercised, expire or the employee who holds them leaves our employment. The option exchange will reduce our overhang while eliminating the ineffective options that are currently outstanding. Because employees who participate in the exchange program will receive a lesser number of replacement options in exchange for their surrendered eligible options, the number of shares of common stock subject to all outstanding equity awards will be reduced, thereby reducing our overhang. Based on the assumptions described below, if all eligible options are exchanged, options to purchase approximately 5,168,000 shares would be surrendered and cancelled, while replacement options covering approximately 2,134,000 shares will be granted, resulting in a net reduction in the equity award overhang by approximately 3,034,000 shares. As of March 31, 2009, the total number of shares of our common stock outstanding was 65,379,425. All eligible options that are not exchanged will remain outstanding and in effect in accordance with their existing terms.

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Our named executive officers and members of our Board of Directors will not be eligible to participate in the option exchange. Although our named executive officers and members of our Board of Directors also hold options that are significantly underwater, these individuals are not eligible to participate in the option exchange because we believe that their compensation should remain at greater risk based on our stock price.

DETAILS OF THE STOCK OPTION EXCHANGE PROGRAM

Implementing the Option Exchange

We have not commenced the option exchange and will not do so unless our shareholders approve this proposal. Our Board of Directors authorized the option exchange on March 26, 2009, subject to shareholder approval. If this proposal is approved, this offer to surrender eligible options in exchange for replacement options would be scheduled to begin on or about July 13, 2009. Our Board of Directors, Compensation Committee or named executive officers may, in their sole discretion, determine to postpone the actual start date of the option exchange to a date within 12 months of the date of shareholder approval of this proposal.

If shareholders approve this proposal, eligible employees will be offered the opportunity to participate in the option exchange pursuant to a written offer that will be distributed to all eligible employees. Eligible employees will be given at least 20 business days to elect to exchange all or none of their eligible options for replacement options. On the last day of the exchange offer, the eligible options surrendered for exchange would be cancelled, and replacement options would be granted to participating employees in accordance with the applicable exchange ratios. All such replacement options would be granted under, and subject to the terms of, the 2003 Incentive Award Plan of Micrel, Incorporated, or 2003 Plan, and would have an exercise price equal to the closing price of our common stock on the last day of the exchange offer.

Prior to commencement of the option exchange, we will file the offer to exchange with the SEC as part of a tender offer statement on Schedule TO. Eligible employees, as well as shareholders and members of the public, will be able to review the offer to exchange and other related documents filed by us with the SEC free of charge on the SEC’s website at: http://www.sec.gov.

Eligibility

If implemented, the option exchange will be open to all of our employees, who hold options with a per share exercise price of at least $9.80 or, if higher, the highest per share trading price of our common stock for the 52-week period preceding the option exchange, except where we determine that it is infeasible or impractical to offer the option exchange under local regulations. As of March 31, 2009, we estimate that approximately 558 of our employees would be eligible to participate in the option exchange.

The option exchange will not be available to our named executive officers and members of the Board of Directors. The program also will not be available to any former employees. An employee who tenders his or her options for exchange must also have been continuously employed by us, and must remain employed through the last day of the exchange offer in order to receive the replacement options. If an option holder is no longer an employee with us for any reason, including layoff, termination, voluntary resignation, death or disability, on the date that the option exchange is commenced, that option holder cannot participate in the option exchange. If an option holder is no longer an employee with us for any reason on the last day of the exchange offer, even if he or she had elected to participate and had tendered his or her options for exchange, such employee’s tender will automatically be deemed withdrawn and he or she will not participate in the option exchange. He or she will retain his or her outstanding options in accordance with their original terms and conditions, and he or she may exercise them during a limited period of time following termination of employment in accordance with their terms and to the extent that they are vested. A vote by an employee in favor of this proposal at the Annual Meeting of Shareholders does not constitute an election to participate in the option exchange.

Of the outstanding options held by eligible employees as of March 31, 2009, the maximum number of shares of common stock underlying options which could be surrendered for exchange is approximately 5,168,000, and the maximum number of shares of common stock which would be subject to awards granted under the proposed option exchange, using the estimated exchange ratios below, would be approximately 2,134,000. The maximum amount of cash that would be paid under the proposed option exchange would be less than $36,000.

Exchange Ratios

Exchange ratios will be designed to result in a fair value, for accounting purposes, of the replacement options that will be approximately equal to the fair value of the eligible options that are surrendered in the exchange (based on valuation assumptions made when the offer to exchange commences). These ratios will be designed to minimize the accounting expense of the grant of replacement options. The actual exchange ratios will be determined by the Compensation Committee shortly before the start of the exchange program.

The exchange ratios will be established by grouping together eligible options with similar exercise prices and assigning an appropriate exchange ratio to each grouping. These exchange ratios will be based on the fair value of the eligible options (calculated using the Black-Scholes model) within the relevant grouping. The calculation of fair value using the Black-Scholes model takes into account many variables, such as the volatility of our stock and the expected term of an option. Setting the exchange ratios in this manner is intended to result in the issuance of replacement options that have an aggregate fair value approximately equal to the aggregate fair value of the surrendered eligible options they replace. This will minimize any additional compensation cost that we must recognize on the replacement options, other than compensation expense that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs.

Although the exchange ratios cannot be determined now, we can provide an example if we make certain assumptions regarding the start date of the offer to exchange, the fair value of the eligible options, and the fair market value of our common stock. For illustration purposes, assume we were to begin the exchange program on July 13, 2009, which would allow us to include in the exchange program a substantial percentage of our outstanding underwater options, and assume that our then-applicable 52-week high would be lower than $9.80. As a result, options with an exercise price above $9.80 per share would be eligible for the exchange program. If, at the time we set the exchange ratios, the fair market value of our common stock was $7.32 per share, then based on the above method of determining the exchange ratio, the following exchange ratios would apply:

If Exercise Price of Eligible Employee Option Is:	Exchange Ratio (Eligible Option to Replacement Option)
$9.80 to $10.72	1.70 to 1
$10.73 to $15.99	2.35 to 1

The foregoing exchange ratios are provided merely as an example of how we would determine the exchange ratios if we were commencing the exchange offer based on a $7.32 share price. We will apply the same methodology once these factors are decided closer to the time of commencement of the exchange program. The total number of replacement options a participating employee will receive with respect to a surrendered eligible option will be determined by converting the number of shares underlying the surrendered eligible option according to the applicable exchange ratio and rounding down to the nearest whole share. The exchange ratios will be applied on a grant-by-grant basis.

Election to Participate

Participation in the option exchange will be voluntary. Under the option exchange, eligible employees may make an election to surrender eligible stock options that have an exercise price of at least $9.80 or, if higher, the highest per share trading price of our common stock for the 52-week period preceding the option exchange, at the commencement of the option exchange in exchange for replacement options in accordance with the actual exchange ratios, which will be determined at the time the option exchange commences.

Vesting of Replacement Options

The replacement options will vest in substantially equal installments on each of the first three anniversaries of the replacement grant date.

Term of the Replacement Options

The replacement options will have a five-year term measured from the replacement grant date.

Cash Payments

In the limited cases where outstanding eligible options have a per share exercise price equal to or greater than $16.00, we have determined that offering replacement options would provide minimal retentive value, would be overly burdensome to implement and administer, and would not provide a meaningful benefit to holders of eligible options. Therefore, instead of granting replacement options in exchange for the surrender of these options, we will make a cash payment of $0.05 per share surrendered in the exchange. The cash payments will not be subject to any vesting schedule and will be made on the last day of the exchange offer. The aggregate number of eligible option shares that may be exchanged for cash payments as of March 31, 2009 is approximately 854,000 and we expect the aggregate amount of these cash payments to be less than $36,000, assuming all eligible options are exchanged.

U.S. Federal Income Tax Consequences

The option exchange should be treated as a non-taxable exchange for U.S. federal income tax purposes, and we and our participating employees should recognize no income for U.S. federal income tax purposes upon the surrender of eligible options and the grant of replacement options. Recipients of cash payments will recognize ordinary income for U.S. federal income tax purposes on the date the cash payments are made to them, and the payments will be subject to applicable tax withholdings. The tax consequences of the option exchange in foreign jurisdictions will depend upon applicable foreign tax rules and regulations but will be fully disclosed to participants subject to the tax laws of foreign jurisdictions as part of the offer to exchange options.

Accounting Impact

Under SFAS 123(R), the exchange of options under the option exchange program is treated as a modification of the existing options for accounting purposes. Accordingly, we will recognize the unamortized compensation cost of the surrendered options, as well as the incremental compensation cost of the replacement options granted in the exchange program, ratably over the vesting period of the replacement options. The incremental compensation cost will be measured as the excess, if any, of the fair value of each replacement option granted to employees in exchange for surrendered eligible options, measured as of the last day of the exchange offer, over the fair value of the surrendered eligible options in exchange for the replacement options, measured immediately prior to the cancellation. Because the exchange ratios will be calculated to result in the fair value of surrendered eligible options being equal to the fair value of the options replacing them, we do not expect to recognize any significant incremental compensation expense for financial reporting purposes as a result of the exchange program. In the event that any of the replacement options are forfeited prior to their vesting due to termination of service, the incremental compensation cost for the forfeited replacement options will not be recognized; however, we would recognize any unamortized compensation expense from the surrendered options which would have been recognized under the original vesting schedule. We will immediately recognize the expense associated with any cash payments made for surrendered options having a per share exercise price equal to or greater than $16.00.

Potential Modification to Terms to Comply with Governmental Requirements

The terms of the option exchange will be described in a tender offer document that will be filed with the Securities and Exchange Commission. Although we do not anticipate that the Securities and Exchange Commission would require us to modify the terms materially, it is possible that we will need to alter the terms of the option exchange to comply with potential Securities and Exchange Commission comments. In addition, it is currently our intention to make the program available to our eligible employees, including eligible employees who are located outside of the United States, where permitted by local law and where we determine it is feasible and practical to do so. It is possible that we will make modifications to the terms offered to employees in countries outside the United States to comply with local requirements, or for tax or accounting reasons. The Compensation Committee will retain the discretion to make any such necessary or desirable changes to the terms of the exchange program for purposes of complying with comments from the SEC or optimizing the U.S. federal or foreign tax consequences.

Benefits of the Option Exchange to Eligible Employees

Because the decision whether to participate in the option exchange is completely voluntary, we are not able to predict who will participate, how many options any particular group of employees will elect to exchange, or the number of replacement options that we may grant. As noted above, however, our named executive officers and members of our Board of Directors are not eligible to participate in the option exchange. The option exchange also will not be available to any former employees.

Effect on Shareholders

The option exchange was designed to provide renewed incentives and motivate the eligible employees to continue to create shareholder value and reduce the number of shares currently subject to outstanding options, thereby avoiding the dilution in ownership that normally results from supplemental grants of new stock options or other awards. We are unable to predict the precise impact of the option exchange on our shareholders because we cannot predict which or how many employees will elect to participate in the option exchange, and which or how many eligible options such employees will elect to exchange.

Vote Required

Approval of the option exchange requires the affirmative vote of both (1) a majority of shares represented and voting at the Annual Meeting and (2) a majority of the required quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF A ONE-TIME STOCK OPTION EXCHANGE PROGRAM FOR EMPLOYEES OTHER THAN OUR NAMED EXECUTIVE OFFICERS AS SET FORTH IN PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of the Company has selected PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Although shareholder ratification of the selection of PwC as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise, the Board of Directors considers it appropriate for the shareholders to express or withhold their approval of the appointment. If the shareholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent auditor at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

Vote Required

Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 requires the affirmative vote of both (1) a majority of shares represented and voting at the Annual Meeting and (2) a majority of the required quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009 AS SET FORTH IN PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF THE EXTENSION OF THE RIGHTS AGREEMENT

At the Annual Meeting, the Company’s shareholders will be asked to ratify the extension of the Rights Agreement entered into between the Company and Mellon Investor Services LLC, as Rights Agent, on March 24, 2008, and amended on March 23, 2009 to extend the term by one year (as amended, the “Rights Agreement”). While none of the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), Bylaws or applicable law require shareholder approval of a rights agreement or any similar arrangement, our Board of Directors has determined to seek shareholder ratification of the extension of the Rights Agreement as a matter of good corporate governance.

The Rights Agreement and its associated “Rights” (the major features of which are summarized below) are designed to assure that all of the Company’s shareholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other abusive tactics to gain control of the Company without paying all shareholders a control premium. The Rights will cause substantial dilution to a person or group that acquires 15% or more of the Company’s stock on terms not approved by the Company’s Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors at any time prior to the first date that a person or group has become an “Acquiring Person” (as defined in the Rights Agreement).

Our Board of Directors first approved the Rights Agreement and its terms on March 24, 2008. By its terms, the initial Rights Agreement would have expired on March 24, 2009. As the initial expiration date of the Rights Agreement approached, the Board considered various factors in evaluating whether to extend the expiration date of the initial Rights Agreement and the terms on which an extension would be made. Balancing these factors, our Board of Directors has determined that maintaining the existence of a shareholder rights plan is an important tool with which it can protect shareholder value and has therefore (i) extended the term of the Rights Agreement to March 24, 2010 and (ii) directed that the extension of the Rights Agreement be submitted to the Company’s shareholders at the 2009 Annual Meeting of Shareholders for ratification. Other than the extension of the termination date of the Rights Agreement, no other substantive changes were made.

Background

Our Board of Directors adopted the initial Rights Agreement in March 2008 in a response to an accumulation of shares by Obrem Capital Management and its affiliated funds (collectively, “Obrem”). Obrem acquired a large number of shares of the Company’s common stock in a short amount of time and, through such accumulation of shares, called a special meeting of shareholders (the “Special Meeting”) and initiated a proxy contest seeking, among other things, to replace the entire board of directors and elect six of Obrem’s own directors. The objective of Obrem’s proposals, in the event they were approved by the shareholders, was to take control of the Board of Directors with the goal of forcing a sale of the Company. Our Board of Directors implemented the Rights Agreement in response to the threat posed by Obrem to give the Board of Directors more time to evaluate Obrem’s proposals. As indicated in the Company’s proxy materials for the Special Meeting, the Board of Directors did not believe that a sale of the Company at that time was in the best interests of all of its shareholders. All of Obrem’s proposals were defeated by the shareholders at the Special Meeting.

Neither the Board of Directors’ extension of the Rights Agreement for one year nor its decision to seek ratification of the extension of the Rights Agreement was made in response to, or in anticipation of, any particular acquisition proposal or threat of accumulation of shares. Likewise, these decisions were not intended to prevent a non-coercive takeover bid or with the purpose of keeping our current management or directors in office. The Board of Directors believes that the Rights Agreement is in the best interests of our shareholders and that the Company has appropriately balanced the Board of Directors’ use of a rights plan to increase its negotiating leverage to maximize shareholder value and current best practices giving shareholders a voice in such process.

Reasons for the Rights Agreement

The Board of Directors believes that the Rights Agreement is in the best interests of our shareholders for several reasons. The Rights Agreement enables our Board of Directors, as elected representatives of the shareholders, to better respond to an unsolicited acquisition proposal. The Rights Agreement affords our Board of Directors additional time to evaluate a proposed transaction and, if necessary, seek alternative courses of action to maximize shareholder value. The Rights Agreement gives our Board of Directors the ability to defend shareholders against abusive and coercive tactics that could be used to gain control of the Company without paying shareholders a fair price for their shares. Over the past year, despite our successful operating execution and reduction in operating expenses, as customers reduced inventories and conserved cash in late 2008 in response to the global financial and economic crisis, orders for our products fell and our stock price declined. With the continued economic downturn and decline in the stock market, weak market conditions and uncertain outlook, downward pressure on our stock price and the financial and strategic position of the Company, the Board of Directors believes that the Company and its shareholders are vulnerable to conditions for a hostile and coercive takeover that may not offer equivalent value to all shareholders.

The Rights Agreement protects shareholders in the event of certain unsolicited attempts to acquire control of a company, including a partial or two-tier tender offer that fails to treat all shareholders equally; a “creeping acquisition” by the purchase of stock on the open market; and other acquisition tactics that the Board of Directors believes are unfair to and not in the best interests of shareholders. The Rights Agreement helps to prevent an acquiror from taking advantage of the onset of adverse market conditions, short-term declines in share prices, or anticipated improvements in operating results before such improvements are fully reflected in a company’s share price—allowing a hostile acquiror to take control at a price that does not reflect a company’s intrinsic value or long-term prospects.

A major purpose of the Rights Agreement is to give the Board of Directors a greater period of time to evaluate the adequacy of an acquisition offer, investigate alternatives, solicit competitive proposals and take other steps necessary to maximize shareholder value. In the case of offers that the Board of Directors considers to be abusive, coercive or opportunistic, the Rights Agreement should provide time for the Board of Directors, as elected representatives of the shareholders, to evaluate the offer, seek out potentially superior alternatives, if available, and negotiate a deal that maximizes shareholder value if an acquisition is to occur. It does not prevent parties from making an unsolicited offer for or acquisition of the Company at a full and fair price. It therefore ensures that all shareholders are treated fairly and equally in an acquisition of the Company.

The Rights Agreement also induces potential acquirors to negotiate in good faith with the Board of Directors and thereby strengthens its bargaining position for the benefit of all shareholders. The requirement to negotiate with the Board of Directors provides it with the opportunity and flexibility to (i) determine whether any proposed transaction at issue is in the best interests of the Company’s shareholders; (ii) attempt to negotiate better terms for any such transaction which, if accepted, might result in a transaction determined to be in the best interests of the Company’s shareholders; (iii) in the case such a transaction occurs, achieve a fair price for the shareholders that is consistent with the intrinsic value of the Company; (iv) reject any such transaction which is determined to be inadequate; and (v) consider alternative transactions and opportunities. The existence of the Rights Agreement does not diminish the responsibility of the Board of Directors to consider acquisition proposals in a manner consistent with the Board of Directors’ fiduciary duties to shareholders.

In addition, the Rights Agreement gives our Board of Directors the ability to conduct an orderly auction of the Company or other sale process to the extent our Board of Directors decides in the future to consider a sale of our company. It allows our Board of Directors to protect a negotiated transaction from uninvolved third parties once the auction or other sale process is completed.

The Rights Agreement should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of the Company and our shareholders, as determined by our Board of Directors. The Rights should not interfere with any merger or other business combination approved by our Board of Directors. In responding to an acquisition proposal, the Company’s Board of Directors, all but one of which are outside, independent directors, recognize the obligation to fulfill its fiduciary duties and act in the best interests of the Company and the Company’s shareholders.

Summary of the Rights Agreement

The Rights Agreement adopted by the Board of Directors contains certain features intended to be favorable to the interests of the Company’s shareholders. Following is a summary of certain material terms of the Rights Agreement. The statements below are only a summary, and we refer you to the full text of the Rights Agreement, the original text of which is attached as Exhibit 4.2 to the Company’s Form 8-K filed on March 28, 2008 and the amendment of which is attached as Exhibit 4.1 to the Company’s Form 8-K filed on March 24, 2009. Each statement in this summary is qualified in its entirety by this reference. You are urged to read carefully the Rights Agreement in its entirety as it, and not this summary, defines its terms and provisions.

In connection with the Rights Agreement adopted by the Board of Directors on March 24, 2008, the Board of Directors declared a dividend of one preferred share purchase right (the “Rights”) for each outstanding share of Common Stock (the “Common Shares”) of the Company outstanding at the close of business on April 15, 2008 (the “Record Date”), and one Right was distributed to each holder of such Common Shares. As long as the

Rights are attached to the Common Shares, the Company will continue to issue one Right with each new Common Share so that all such shares will have attached Rights. Each Right entitles the registered holder thereof, after the Rights become exercisable and until the first anniversary of their issuance (or the earlier redemption, exchange or termination of the Rights), to purchase from the Company one one-thousandth (1/1000th) of a share of Series A Participating Preferred Stock, no par value (the “Preferred Shares”), at a price of $36.00 per one one-thousandth (1/1000th) of a Preferred Share, subject to certain anti-dilution adjustments (the “Purchase Price”). The Company has agreed that, from and after the Distribution Date (as defined below), the Company will reserve 100,000 Preferred Shares initially for issuance upon exercise of the Rights.

Until the earlier to occur of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons (with certain limited exceptions) has acquired, or obtained the right to acquire, beneficial ownership of 15% of the Common Shares (which includes for this purpose stock referenced in derivative transactions and securities) at any time after the March 24, 2008 date of adoption of the Rights Plan, or any such person or group that owned 15% or more of such securities as of the date of adoption of the Rights Plan acquires any additional such securities, (an “Acquiring Person”) or (ii) ten (10) business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% of such securities, or any additional such securities in the case or a person or group that owned 15% or more of such securities as of the March 24, 2008 date of adoption of the Rights Plan (the earlier of (i) and (ii) being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate.

The Rights Agreement provides that the following shall not be deemed to be an “Acquiring Person” for purposes of the Rights Plan: (i) the Company and any Subsidiary of the Company, in each case including, without limitation, the officers and board of directors thereof acting in their fiduciary capacity, or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity or trustee holding shares of capital stock of the Company for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for employees of the Company or any Subsidiary of the Company, (ii) Raymond D. Zinn and his Affiliates and Associates, (iii) Warren S. Muller and his Affiliates and Associates, (iv) any partnership, limited partnership, syndicate or other group for the purposes of acquiring, owning, voting or disposing of any securities of the Company of which Mr. Zinn, Mr. Muller of any of their respective Affiliates or Associates may be deemed to be a member, or any person with whom Mr. Zinn or Mr. Muller, or any of their respective Affiliates or Associates, has any agreement, arrangement or understanding, whether or not in writing, for the purposes of acquiring, holding, voting or disposing of such securities and (v) any director, officer or employee of the Company or any of its Subsidiaries who may be deemed a member of any such partnership, limited partnership, syndicate or other group.

The Rights will be transferred with and only with the Common Shares until the Distribution Date or earlier redemption or expiration of the Rights. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. The Rights will at no time have any voting rights.

Each Preferred Share purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 1000 times the dividend, if any, declared per Common Share. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares will be entitled to a preferential liquidation payment of $1,000 per share plus any accrued but unpaid dividends but will be entitled to an aggregate payment of 1000 times the payment made per Common Share. Each Preferred Share will have 1000 votes and will vote together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1000 times the amount received per Common Share. Preferred Shares will not be redeemable. These Rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Share’s dividend, liquidation and voting rights, the value of one one-thousandth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

In the event that a Person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and the Common Shares were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the then current Purchase Price of one Right. In the event that, after a person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of one Right.

At any time after a Person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the then outstanding Common Shares, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, for Common Shares at an exchange rate per Right of the number of Common Shares having an aggregate value equal to the difference between the value of the Common Shares issuable upon the exercise of a Right and the Purchase Price of a Right (subject to adjustment).

The Rights may be redeemed in whole, but not in part, at a price of $.01 per Right (the “Redemption Price”) by the Board of Directors at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will receive the Redemption Price.

As amended, the Rights will expire at 5:00 p.m. California time on March 24, 2010, (unless earlier redeemed, exchanged or terminated).

The Purchase Price payable, and the number of one one-thousandths of a Preferred Share or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Preferred Shares (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company beyond those as an existing shareholder, including, without limitation, the right to vote or to receive dividends.

Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Rights Agreement in any manner that does not adversely affect the interests of the holders of the Rights.

Certain Effects

Because the Rights Agreement may increase the price required to be paid by a potential acquirer in order to obtain control of the Company and thus discourage certain transactions, the continuing effectiveness of the Rights Agreement may reduce the likelihood of a takeover proposal being made for the Common Stock (which could, by itself, adversely affect the market price for the Common Stock). Discouraged or defeated takeover proposals may include those which the Company’s shareholders would wish to receive or otherwise believe to be in their best interests.

In extending the term of the Rights Agreement, our Board of Directors considered the provisions of the Company’s Articles of Incorporation and amended and restated Bylaws as well as the potential disadvantages associated with a Rights Agreement. However, the Board of Directors believes that the Rights Agreement will not prevent potential acquirers from making offers or otherwise prevent all takeovers, mergers or similar transactions. In addition, the Rights Agreement does not interfere with the Board of Directors’ continuing duty to consider in good faith any proposal to acquire control of the Company. Instead, as noted above, the Rights Agreement (and certain provisions of the Company’s Articles of Incorporation and amended and restated Bylaws noted above) are intended to provide the Board of Directors with the opportunity and flexibility to (i) determine whether any proposed transaction at issue is in the best interests of the Company’s shareholders; (ii) attempt to negotiate better terms for any such transaction which, if accepted, might result in a transaction determined to be in the best interests of the Company’s shareholders; (iii) in the case of such a transaction, achieve a fair price for the shareholders that is consistent with the intrinsic value of the Company; (iv) reject any such transaction which is determined to be inadequate; and (v) consider alternative transactions and opportunities.

Vote Required

Ratification of the extension of the Rights Agreement will require the affirmative vote of both (1) a majority of shares represented and voting at the Annual Meeting and (2) a majority of the required quorum.

Shareholder Ratification

Shareholders are being asked to ratify the extension of the Rights Agreement. If the shareholders do not ratify the Rights Agreement, our Board of Directors intends to take appropriate steps to terminate the Rights Agreement upon such terms and subject to such conditions as the Board of Directors establishes. In the event the Board of Directors terminates the Rights Agreement, the Board of Directors would retain the right to adopt in the future a new rights agreement or comparable plan if, in the exercise of its fiduciary duties, the Board of Directors determined that such adoption is in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE EXTENSION OF THE RIGHTS AGREEMENT AS SET FORTH IN PROPOSAL 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s common stock as of March 31, 2009, by (i) each shareholder known to the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each of the Company’s directors and nominees for directors, (iii) the Chief Executive Officer, the Chief Financial Officer and each of the three other most highly compensated officers (collectively, the “Named Executive Officers” or “NEOs”) and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131.

	Number of Shares Beneficially Owned(1)
Name	Number	Percent
Raymond D. Zinn(2)	11,818,641	18.0
Obrem Capital Management(3)	8,852,690	13.5
733 3rd Avenue, 11th Floor New York, NY 10017
Warren H. Muller Estate(4)	8,268,928	12.6
Chris Casimer, Vice President Merrill Lynch Trust Company Boca Center-tower 1, 5200 Town Ctr Circle Boca Raton, FL 33486
Heartland Advisors, Inc.(5)	3,636,375	5.6
789 North Water Street Milwaukee, WI 53202
Richard D. Crowley	7,850	*
Robert J. Barker(6)	232,150	*
James G. Gandenberger(7)	225,891	*
Clyde Ray Wallin	9,000	*
Scott Ward(8)	524,142	*
David Schie(9)	41,000	*
Daniel Artusi	5,000	*
Michael J Callahan(10)	25,750	*
Daniel Heneghan	20,000	*
Neil J. Miotto(11)	22,500	*
Frank W. Schneider(12)	31,500	*
All executive officers and directors as a group(13)	13,725,175	20.4

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2009 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person’s name.
(2)	Includes 309,295 shares subject to stock options exercisable within 60 days of March 31, 2009.
(3)	Based upon a Schedule 13D/A filed with the SEC on March 24, 2009 by Obrem Capital Management, LLC, Obrem Capital (GP), LLC, Andrew Rechtschaffen, Obrem Capital Offshore Master, LP and Obrem Capital (QP), LP.

(4)	Based on confirmation of shares outstanding from Merrill Lynch as of March 31, 2009. Includes 6,749,938 shares held by the Warren H. Muller Trust, which may be deemed to be beneficially owned by Eric W. Muller based upon a Schedule 13G filed with the SEC on January 23, 2009. Eric W. Muller disclaims beneficial ownership of the shares held by the Trust, except those in which he is deemed to have a pecuniary interest.
(5)	Based upon a Schedule 13G filed with the SEC on February 11, 2009 by Heartland Advisors, Inc. and William J. Nasgovitz.
(6)	Includes 98,603 shares subject to stock options exercisable within 60 days of March 31, 2009.
(7)	Includes 217,103 shares subject to stock options exercisable within 60 days of March 31, 2009.
(8)	Includes 515,924 shares subject to stock options exercisable within 60 days of March 31, 2009.
(9)	Includes 40,000 shares subject to stock options exercisable within 60 days of March 31, 2009.
(10)	Includes 23,750 shares subject to stock options exercisable within 60 days of March 31, 2009.
(11)	Includes 7,500 shares subject to stock options exercisable within 60 days of March 31, 2009.
(12)	Includes 7,500 shares subject to stock options exercisable within 60 days of March 31, 2009.
(13)	Includes 1,898,605 shares subject to stock options exercisable within 60 days of March 31, 2009.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

Information regarding each of our executive officers as of March 31, 2009 is set forth below.

Name	Age	Position
Raymond D. Zinn	71	President, Chief Executive Officer and Chairman of the Board of Directors

Robert J. Barker	63	Vice President of Corporate Business Development and Human Resources; Corporate Secretary

Andrew Cowell	43	Vice President of Analog Marketing

James G. Gandenberger	48	Vice President of Worldwide Operations & Foundry Business Unit

Jung-Chen Lin	55	Vice President of Ethernet Products

Mark A. Lunsford	51	Vice President of Worldwide Sales

David C. Schie	37	Vice President of Analog Engineering and R&D

Clyde Raymond Wallin	55	Vice President of Finance and Chief Financial Officer

Scott Ward	55	Vice President of Analog Business Unit

Thomas S. Wong	53	Vice President of High Bandwidth Products

Richard Zelenka	54	Vice President of Quality Assurance

The principal occupations and positions for at least the past five years of the executive officers named above, other than Mr. Zinn whose information is included above under the caption “Proposal 1 Election of Directors,” are as follows:

Mr. Barker has served as Vice President of Corporate Business Development since October 1999. In February 2008, Mr. Barker was appointed Vice President of Human Resources. From October 2008 to January 2009, Mr. Barker also served as the Company’s Interim Vice President of Finance and Chief Financial Officer. Mr. Barker also served as the Company’s Secretary from May 2000 until May 2001 and was reappointed as Secretary in February of 2009. From April 1994 to September 1999 he held the position of Vice President of Finance and Chief Financial Officer. From April 1984 until he joined Micrel, Mr. Barker was employed by Waferscale Integration, Inc., where his last position was Vice President of Finance and Secretary. Prior to 1984, Mr. Barker held various accounting and financial positions at Monolithic Memories and Lockheed Missiles and Space Co. He holds a B.S. in Engineering (Electrical emphasis) and an M.B.A. from the University of California at Los Angeles.

Mr. Cowell has served as Vice President of Analog Marketing since November 2007. From December 2002 until November 2007, he served as the head of our Strategic Applications division with responsibility for new product definition for power products. Mr. Cowell joined the Company in April 1998 as Marketing and Applications Manager for the power product line. Prior to joining Micrel, Mr. Cowell worked for Siliconix Semiconductor for five years in various technical positions throughout the world. Prior to Siliconix, he was a power supply designer for Advanced Power Supplies in the United Kingdom. Mr. Cowell holds a First Class Honors degree in Electronics from Middlesex University.

Mr. Gandenberger has served as Vice President of Worldwide Operations & Foundry Business Unit since November 2007. From July 2002 to November 2007, he served as Vice President of Wafer Fab Operations. Mr. Gandenberger joined the Company in October 2000 as Managing Director of Wafer Fab Operations. Prior to joining the Company, Mr. Gandenberger was employed by National Semiconductor Corporation from 1997 to

2000 as the Managing Director of Santa Clara Wafer Fabs. From 1994 to 1997, he was employed by Asyst Technologies where he held the position of Vice President of Sales and Marketing. From 1984 to 1994, Mr. Gandenberger served in a variety of positions at LSI Logic, where his last position was Director of Operations of the VLSI CMOS Division. He holds a B.S. in Business Administration from Saint Mary’s College and an M.B.A from Golden Gate University.

Mr. Lin has served as Vice President of Ethernet Products since April 2003. He joined the Company through the acquisition of Kendin Communications Inc. in May 2001 as Vice President of Design of Kendin Operations. Prior to the acquisition, he served as Vice President of Engineering at Kendin from 1996 to 2001. Prior to Kendin, Mr. Lin was employed by Pericom Semiconductors Corp as Design Manager of the Data Communication Group from April 1995 to April 1996. He worked for Hitachi Micro Systems, Inc. as Principle Engineer from August 1993 to April 1995. From 1990 to 1993, he was employed by Vitesse Semiconductor Corp., where he held a design manager position. From 1986 to 1990, he worked for Philips Components at various locations as Senior Member of Technical Staff in Mixed Signal Circuit Design area. Mr. Lin holds a B.S.E.E. from National Taiwan University and a Ph.D. and an M.S.E.E. from the University of Cincinnati.

Mr. Lunsford has served as Vice President of Worldwide Sales since September 2001. Prior to joining Micrel, Mr. Lunsford was Director of Marketing and Business Development at Broadcom Corporation from 2000 to 2001. Prior to 2000, Mr. Lunsford held the position of Vice President of Worldwide Sales at Pivotal Technologies from 1999 until Pivotal was acquired by Broadcom in 2000. Prior to 1999 Mr. Lunsford held various senior level management positions at Advanced Micro Devices from 1984 to 1999. He holds a B.S. degree in Mechanical Engineering from the University of California, Davis.

Mr. Schie has served as Vice President of Analog Engineering and R&D since May 2007. In connection with Scott Ward’s resignation, effective April 3, 2009, Mr. Schie assumed Mr. Ward’s responsibilities and became Vice President, Analog Business Unit. Before joining Micrel, Mr. Schie was an Executive Director at Maxim Integrated Products from February 2004 to February 2007. Prior to that, he was Vice President of Supertex, Inc from February 2000 to February 2004. Prior to Supertex, Mr. Schie was a founder of various companies including the ESG group of companies and Linear Dimensions Semiconductor, where he worked from 1998 to 2000. Mr. Schie holds a B.A.Sc. in Engineering Science (Electrical Option) from the University of Toronto.

Mr. Wallin has served as Vice President of Finance and Chief Financial Officer since January 2009. Ray Wallin has more than 25 years of experience in the high technology industry. Mr. Wallin most recently served as Chief Financial Officer of Neterion, from 2008 to 2009 and Tallwood Venture Capital from 2007 to 2008. Prior to Tallwood Venture Capital, Mr Wallin served as Chief Financial Officer and Senior Vice President at Sipex Corporation from 2004 until 2007. Prior to his role at Sipex, Mr. Wallin served as Vice President of Finance and Chief Financial Officer with iWatt from 2002 to 2004 and Kendin Communications from 2000 to 2001 when the Company was acquired by Micrel. Mr. Wallin has also held senior financial management positions with Cirrus Logic. He holds an M.B.A. in Finance from the University of Chicago and a B.S. in Economics with Honors from the University of Oregon.

Mr. Ward has served as Vice President of Analog Business Unit since November 2007. Mr. Ward joined the Company in August 1999 as Vice President of Test Division and served in that capacity until November 2007. From 1997 until he joined Micrel, Mr. Ward was employed by QuickLogic Corporation as Vice President of Engineering. From 1980 to 1997, Mr. Ward was employed by National Semiconductor Corporation where he held various Product Line Director positions in the Analog Division. Mr. Ward holds a B.S.E.T. from California Polytechnic University at San Luis Obispo. Mr. Ward resigned from the Company effective April 3, 2009.

Mr. Wong has served as Vice President of High Bandwidth Products since November 1998. Prior to joining the Company, Mr. Wong was a co-founder of Synergy Semiconductor and held various management positions including Chief Technical Officer, Vice President Engineering, Vice President Standard Products and Vice

President Product Development for Synergy Semiconductor from 1987 to November 1998 at which time Synergy was acquired by the Company. From 1978 to 1986, Mr. Wong was employed by Advanced Micro Devices where his last position was Design Engineering Manager. He holds a B.S.E.E. from the University of California at Berkeley and an M.S.E.E. from San Jose State University.

Mr. Zelenka has served as Vice President of Quality Assurance since August 2000. From January 1998 to July 2000 he held the position of Director of Product Assurance. Prior to joining the Company, Mr. Zelenka was employed by National Semiconductor from 1987 to 1998 as a Senior Quality Manager. From 1983 to 1987 Mr. Zelenka was employed by Fairchild Semiconductor where he held the position of Wafer Fab Quality Manager. He holds a B.S. in Chemical Engineering from the University of Wyoming.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than ten percent of the Company’s common stock (“Reporting Persons”) are required to report, to the SEC and to the NASDAQ Stock Market, their initial ownership of the Company’s stock and other equity securities and any subsequent changes in that ownership, and to furnish the Company with copies of all these reports they file. As a matter of practice, an administrative staff member assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files these reports on their behalf.

Based solely on its review of the copies of such reports received by it or written representations from certain Reporting Persons that no Forms 3, 4 or 5 were required, the Company believes that during fiscal 2008, all Reporting Persons complied with all applicable filing requirements, except for the following late reports filed since the beginning of the fiscal year ended December 31, 2008, and the transactions reflected therein, covering executive stock option grants and one gift of stock: Mr. Ward and Mr. Wong each filed one late report each which covered stock option grants of 50,000 shares; Mr. Zinn filed one late report which covered a gift of 11,750 shares.

CORPORATE GOVERNANCE

Committees and Meetings of the Board of Directors

The Board of Directors held four regularly scheduled meetings and three special meetings, two of which were telephonic during the fiscal year ended December 31, 2008, and acted eight times by unanimous written consent. Each member of the Board of Directors who served during 2008 attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which he served during the year.

The Company has standing Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors.

Director Independence

The NASDAQ Stock Market rules require a majority of the Company’s Board of Directors to be independent of the Company and its management. The Board of Directors has a responsibility to make an affirmative determination that such directors are independent through the application of Rule 4200 of the Marketplace Rules of the NASDAQ Stock Market (definition of “independent director”). Our Board of Directors has affirmatively determined that all of its members and nominees are independent under these rules, except for Mr. Zinn, who is an employee of the Company.

Board Committees

Information on each of the Board of Directors’ standing committees is presented below.

Audit Committee. The Audit Committee is responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm, directing and monitoring the Company’s internal audit function, reviewing and monitoring the annual audit of the Company’s financial statements, internal controls, accounting practices and policies and related tasks as specified in its charter or required by the applicable NASDAQ rules. The members of the Audit Committee presently are Messrs. Miotto (Chairman), Artusi, Heneghan and Schneider, each an independent director as determined in accordance with Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and in accordance with the listing standards of the NASDAQ Stock Market. Messrs. Miotto and Heneghan qualify as audit committee financial experts within the definition adopted by the SEC in Item 407(d)(5)(ii) of Regulation S-K. In 2008, the Audit Committee met in person five times, with each member of the Audit Committee attending at least 75% of those meetings, and acted once by unanimous written consent. Please see the information under the caption “Audit Committee Report” for further information regarding the Audit Committee. A copy of the Audit Committee’s Charter is available at www.micrel.com.

Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors regarding all forms of compensation to executive officers and directors, reviews all salary increase, bonus and stock compensation programs for other employees, administers the Company’s incentive award plans and performs such other duties as may from time to time be determined by the Board of Directors. The Compensation Committee has delegated to Mr. Zinn the authority to approve grants of stock options or Restricted Stock Units (“RSUs”) to non-officer employees of no greater than 100,000 shares. The Compensation Committee consists of Messrs. Schneider (Chairman) Callahan and Miotto, each an independent director as defined by the listing standards of the NASDAQ Stock Market. The Compensation Committee met two times in 2008 and acted five times by unanimous written consent. A copy of the Compensation Committee Charter is available at www.micrel.com.

The Compensation Committee meets at least twice during the year, generally in February and August. A few days prior to the February meeting, the Vice President of Human Resources presents to the Compensation Committee the proposed incentive award and bonus compensation for each Named Executive Officer and all other executive officers for review and analysis in the context of all the components of total compensation. In or around July of each year, the Vice President of Human Resources presents to the Compensation Committee the proposed base salary compensation for each NEO and other executive officer for review and analysis, again in the context of all the components of total compensation. In each case, Compensation Committee members have time prior to the upcoming meetings to ask for additional information and to raise further questions and have further discussions. The Compensation structure for the Chief Executive Officer is decided upon and approved by the Compensation Committee members in private session in conjunction with the scheduled Compensation Committee meeting. Compensation decisions regarding the other executive officers are made at the scheduled Compensation Committee meeting. In the process of reviewing each compensation component, the Company provides the Compensation Committee with internal information showing the relationship between each executive level of compensation within the Company.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is appointed by the Board of Directors and makes recommendations to it regarding nominees for the Board of Directors, monitors the size and composition of the Board of Directors, assists the Board of Directors with review and consideration of developments in corporate governance practices and performs such other duties as the Board of Directors shall from time to time prescribe. The Nominating and Corporate Governance Committee consists of Messrs. Artusi (Chairman), Callahan and Heneghan, each an independent director as defined by the listing standards of the NASDAQ Stock Market. The Nominating and Corporate Governance Committee met four times in 2008.

The primary objectives of the Nominating and Corporate Governance Committee are to assist the Board of Directors by: (i) considering and/or recruiting individuals qualified to become Board members and recommending that the Board of Directors select a group of director nominees for each next annual meeting of the Company’s shareholders; (ii) recommending members of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors who are qualified and experienced “independent” directors; (iii) assisting management and the Board of Directors in developing and recommending to the Board of Directors corporate governance policies and procedures applicable to the Company; and (iv) monitoring compliance with appropriate corporate governance practices as they relate to the duties of both management and the Board of Directors. All powers of the Nominating and Corporate Governance Committee are subject to the restrictions designated in the Company’s Bylaws and by applicable law.

A copy of the Nominating and Corporate Governance Committee Charter is available at www.micrel.com.

Nomination Process

The Nominating and Corporate Governance Committee identifies director nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members with skills and experience that are relevant to our business and are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or the Nominating and Corporate Governance Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee consistent with the Nominating and Corporate Governance Committee’s criteria for Board of Directors service. Current members of the Board of Directors and management are polled for their recommendations. Research may also be performed or third parties retained to identify qualified individuals. The Nominating and Corporate Governance Committee will not recommend a candidate unless that candidate has indicated a willingness to serve as a director and has agreed to comply, if elected, with the expectations and requirements of service on the Board of Directors.

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders, and any such recommendations should be forwarded to the Nominating and Corporate Governance Committee in writing at our executive offices as set forth in this Proxy Statement.

The Nominating and Corporate Governance Committee will consider shareholder nominations for the election of directors at our 2010 Annual Meeting if the nominations are timely, as described in this Proxy Statement under the caption “Shareholder Proposals for the 2010 Annual Meeting,” and the nominations otherwise comply with our Bylaws and applicable law. Such recommendations should include the following information:

•	name, biographical information and qualifications of the candidate, and a written consent from the candidate agreeing to be named as a nominee and to serve as a director if nominated and elected;

•	such information as may be reasonably necessary to determine whether the recommended director candidate is independent from the security holder that has recommended the candidate;

•	such information as may be reasonably necessary to determine whether the director candidate is qualified to serve on the Audit Committee; and

•	such information as may be reasonably necessary to determine whether the director candidate meets the independence standards of the NASDAQ Stock Market.

The Company will also request such other information as may reasonably be required to determine whether each person recommended by a security holder meets the criteria listed below and to enable us to make appropriate disclosures to the security holders entitled to vote in the election of directors. Any recommendations received from shareholders will be evaluated in the same manner as potential nominees suggested by Board members, management or other parties.

The Nominating and Corporate Governance Committee evaluates director candidates based upon a number of criteria, including:

•	a high level of personal and professional integrity;

•	commitment to promoting the long term interests of the Company’s security holders and independence from any particular constituency;

•	professional and personal reputations that are consistent with the Company’s values;

•

broad general business experience and acumen, which may include experience in management, finance, marketing and accounting, across a broad range of industries with particular emphasis on the semiconductor industry generally, along with experience operating at a policy-making level in an appropriate business, financial, governmental, educational, non-profit, technological or global field;

•	adequate time to devote attention to the affairs of the Company;

•	such other attributes, including independence, relevant in constituting a Board of Directors or committee that also satisfies the requirements imposed by the SEC and the NASDAQ Stock Market; and

•	Board of Directors balance in light of the Company’s current and anticipated needs and the attributes of the other directors and executives.

Security Holder Communication with Board Members

Any holder of the Company’s securities may contact the Board of Directors or a specified individual director by writing to the attention of the Board of Directors or a specified individual director and sending such communication to the Company’s General Counsel or Secretary at our executive offices as identified in this Proxy Statement. Each communication from a security holder should include the following information in order to permit security holder status to be confirmed and to provide an address to forward a response if deemed appropriate:

•	the name, mailing address and telephone number of the security holder sending the communication;

•	the number and type of our securities owned by such security holder; and

•	if the security holder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the security holder.

The Company’s General Counsel or Secretary will forward all appropriate communications to the Board of Directors or individual members of the Board of Directors as specified in the communication. The Company’s General Counsel or Secretary may (but is not required to) review all correspondence addressed to the Board of Directors, or any individual member of the Board of Directors, for any inappropriate correspondence more suitably directed to management. Communications may be deemed inappropriate for this purpose if it is reasonably apparent from the face of the correspondence that it relates principally to a customer dispute involving the purchase of goods or services from the Company or any of its operating units. The Company’s policies regarding the handling of security holder communications were approved by the Board of Directors, including a majority of our independent directors.

Annual Meeting Attendance

The policy of the Board of Directors is that all directors attend the Annual Meeting of Shareholders, absent circumstances that prevent attendance. All directors attended the Annual Meeting of Shareholders held in 2008.

Code of Ethics

The Company has adopted a Code of Ethics for Senior Officers that applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company’s code of ethics was filed as Exhibit 14.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and is incorporated herein by reference. The Company’s code of ethics can also be viewed at www.micrel.com.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

The Compensation Committee believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, linked to specific, measurable results intended to create value for shareholders, recognize and reward individual contributions to Company performance, and assist the Company in attracting and retaining key executives critical to its long-term success.

In establishing compensation for executive officers, the following are the Compensation Committee’s objectives:

•	Attract and retain executives of superior ability and managerial talent to drive the Company’s success;

•	Align executive compensation with the Company’s corporate strategies, business objectives and the long-term interests of the Company’s shareholders;

•

Motivate our leaders to deliver strong business results and achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas;

•	Differentiate compensation so that it varies based on individual and team performance;

•	Balance rewards for executive roles between short-term results and the long-term strategic decisions needed to ensure sustained success for the Company and its shareholders over time;

•

Enhance the executives’ incentive to increase the Company’s stock price and maximize shareholder value, as well as promote retention of key people, by providing a portion of total compensation opportunities for senior management in the form of direct ownership in the Company through stock options;

•	Allow executives to share in our financial success; and

•	Reflect a total rewards perspective by balancing fixed and variable pay and cash and equity awards.

The Company’s overall compensation program is structured to achieve these objectives by compensating our executives competitively, and tying their compensation to the Company’s success and their contribution to that success. The Company believes compensation should be structured to ensure that a significant portion of compensation opportunity will be directly related to Company stock performance and other factors that directly and indirectly influence shareholder value. Accordingly, the Company sets goals designed to link each NEOs compensation to the Company’s performance and his or her own performance within the Company in achieving corporate priorities. The Company’s compensation program will change from time to time, as necessary to support corporate objectives and as those objectives change. The specific principles, components and decisions used in 2008 to set executive compensation are discussed below.

Components of Executive Compensation

The Company’s compensation program is comprised of the following components for NEOs to meet the above objectives:

•	Base salary;

•	Annual cash incentive bonus opportunities;

•	Discretionary annual stock option and/or restricted stock unit grants;

•	401(k) plan, including the Deferred Profit Sharing portion; and

•	Medical, life and disability insurance and other benefits.

Consistent with our performance-based compensation philosophy, and because executive officers are in a position to directly influence the overall performance of the Company, our executive compensation includes a significant incentive-based component. The Company reserves the largest potential compensation awards for performance- and incentive-based programs for the Company’s senior management team, comprised of the Chief Executive Officer and other officer-vice-presidents. Those programs include annual and long-term at-risk awards based on the financial performance of the Company. Those programs provide compensation in the form of both cash and equity, to provide incentives to reward both short-term and long-term performance of the Company. The Compensation Committee allocates total compensation between cash and equity compensation based on benchmarking to the peer group of semiconductor companies (our “Peer Group”), discussed below under the heading “Compensation Benchmarking and Peer Group,” while considering the balance between providing short-term incentives and long-term investment parallel with shareholders, to align the interests of management with shareholders, in light of the officer’s current equity holdings. The Compensation Committee balances the individual compensation elements for each executive officer individually, and the balance between equity and cash compensation among NEOs, and among other members of the senior management team, is evaluated annually using the above criteria.

To tie compensation directly to performance, there is no minimum award of compensation required by the performance-based compensation program or the Company’s stock option program.

Determination of Compensation Awards

The Compensation Committee has primary authority to determine and recommend to the Board of Directors for approval, the compensation awards available to the Company’s executive officers. The Compensation Committee may engage independent consultants to provide comparative information on compensation and benefits as well as to advise the Compensation Committee on compliance issues involving federal and state laws and regulations concerning compensation of executives. The Compensation Committee is comprised entirely of independent directors. The Compensation Committee operates under a written charter adopted by our Board of Directors which can be found on our website at www.micrel.com. All decisions relating to the compensation of the Chief Executive Officer are made by the Compensation Committee in executive session, without management present. In assessing the compensation of the Chief Executive Officer and each of the other NEOs, the Compensation Committee considers the performance of the Company, the executive’s contribution to that performance, comparisons to other executive officers holding similar positions and responsibilities at other companies in the Peer Group, management recommendations and other factors (including tenure and experience, retention concerns, historical compensation).

The Compensation Committee uses several analytic tools when making compensation decisions, which include Company performance reviews, Peer Group compensation data, the recommendations of the Chief Executive Officer and the Vice President of Human Resources, individual performance reviews and internal pay equity. Consistent with prior years, Peer Group compensation data is compiled by the Human Resources Department and provided to the Compensation Committee. The Compensation Committee uses the Peer Group data as a factor in its determination of key elements of the compensation programs. The Compensation Committee also uses senior management staff as needed to gather, prepare, and advise in the use of compensation data.

The Peer Group data provides information to the Compensation Committee with respect to competitive practices and the amounts and nature of compensation paid to executive officers, and provides one of the bases for the Compensation Committee’s analysis of the structure of the Company’s various compensation programs and the appropriate levels of salary, bonus and other awards payable to the Company’s executive officers. Based upon this analysis, the Company’s executive compensation package consists of a fixed base salary and variable cash and stock-based incentive awards, with a significant portion weighted towards variable components to ensure that total compensation reflects the overall success or failure of the Company and to motivate executive officers to meet appropriate performance measures, thereby maximizing total return to the Company and its shareholders.

In addition to Peer Group data, the Company participates in an industry compensation survey, and subscribes to a service provided by Radford Advisory Services. Information provided in Radford’s Benchmark and Executive Surveys (the “Benchmark Surveys”) is reviewed and compared with Peer Group data. The Benchmark Surveys capture base salary, incentive and equity data for full-time, US-based employees, including executives, categorized by job classification. The Benchmark Survey data is used by the Compensation Committee in conjunction with the Peer Group data to determine appropriate executive compensation packages.

The Compensation Committee also reviews management recommendations and Company and individual performance evaluations in setting executive compensation. The Chief Executive Officer and Vice President of Human Resources provide recommendations annually to the Compensation Committee regarding the compensation of all executive officers, except with respect to their own respective compensation. The Vice President of Human Resources provides recommendations regarding the compensation of the Chief Executive Officer and other NEOs, based on the Peer Group data and Benchmark Survey data. Each executive officer in the Company participates in an annual performance review of the Chief Executive Officer to provide input about the Chief Executive Officer’s contributions to the Company’s performance for the period being assessed. Each NEO other than the Chief Executive Officer participates in an annual performance review with the Chief Executive Officer to provide and receive input about their contributions to the Company’s success for the period being assessed. The performance of each NEO other than the Chief Executive Officer is reviewed annually by the Chief Executive Officer and the Compensation Committee.

The Compensation Committee reviews summaries of the major components of the Chief Executive Officer’s and other NEOs compensation, including annual base salary, bonuses based on corporate and individual performance, and equity compensation. These summaries reflect the annual compensation for the NEO (both target and actual), as well as the potential payments under selected performance scenarios. The compensation summaries are prepared by the Human Resources Department and are presented at Compensation Committee meetings by the Vice President of Human Resources. With regard to the performance scenarios, these summaries demonstrate the amounts of compensation that would be payable under minimum, target and maximum payout scenarios under our cash incentive compensation plan. The overall purpose of this review is to identify elements of actual and potential future compensation of our Named Executive Officers, so that the Compensation Committee may analyze both the individual elements of compensation (including the compensation mix) as well as the aggregate total amount of actual projected compensation. The Compensation Committee bases its analysis on the Peer Group data and compensation summary information provided by the Vice President of Human Resources in consideration of the management team’s compensation and internal pay equity.

Compensation Benchmarking and Peer Group

One of the tools we use in determining compensation for our NEOs is a comparison of the compensation of our Chief Executive Officer and the other Named Executive Officers relative to the compensation paid to similarly-situated executives at companies that we consider being in our Peer Group. This approach ensures that our cost structures will allow us to remain competitive in our markets. An important component of setting and structuring compensation for the Company’s executive officers is reviewing the compensation packages offered by the leading semiconductor companies in order for the Company to offer competitive compensation within that group of companies. Each year we survey the compensation practices of a peer group of companies in the United States, as well as other countries in which we have significant employee populations, to assess our competitiveness. In determining the level of compensation provided to our executive officers, the Company evaluates the financial performance of those companies, in addition to evaluating the Company’s performance, to gauge the Company’s comparative performance within its Peer Group. We review each element of compensation within the Peer Group, including base salary, target annual cash incentives, and long-term equity incentives. The Peer Group consists of eleven leading semiconductor companies. We believe that the Peer Group is representative of the sector in which we operate, and the group was chosen because of each of the companies’ relative leadership position in our sector, their relative size as measured by sales volume, and the relative complexity of the business and the role and responsibilities of the Company’s NEOs. In 2008, this “Peer Group” of companies included Advanced Analogic Technologies, Incorporated; Applied Micro Circuits Corporation;

Exar Corporation; Intersil Corporation; Linear Technology Corporation; Maxim Integrated Products, Incorporated; Microsemi Corporation; Monolithic Power Systems, Incorporated; Power Integrations, Incorporated; Semtech Corporation; and Supertex, Incorporated.

For 2008, we targeted the aggregate value of our total compensation at approximately the median level for the Peer Group for most executive officer positions. The Compensation Committee believes that our overall pay positioning will allow us to attract and retain the appropriate level of executive talent, while appropriately rewarding high performance through performance objectives. The actual target compensation for each individual executive may be higher or lower than the targeted market position based on such factors as individual skills, experience, contribution and performance, internal equity, or other factors that the Compensation Committee may take into account that are relevant to the individual executive. In addition, actual compensation results (e.g., amounts earned and paid each year) may be higher or lower than target based on corporate and individual performance. We strongly believe in retaining the best talent among our senior executive management team. To retain and motivate these key individuals, the Compensation Committee may determine that it is in the best interests of the Company to negotiate total compensation packages with the Company’s senior executive management that may deviate from the general principle of targeting total compensation at the median level for our Peer Group. Actual pay for each NEO is determined around this structure, driven by the performance of the executive over time, as well as the annual performance of the Company. Equity grant guidelines are then set by job level, using Peer Group data and current guidelines to determine the appropriate annual grant levels for the upcoming year. Using this methodology, for 2008, the compensation for our NEOs was at approximately the 50th percentile of our Peer Group.

The Company’s approach to benchmarking is two-fold. First, in setting annual cash compensation, the Company aims to provide market compensation that approximates the median annual cash compensation of executive officers performing similar job functions at companies in the Peer Group. To determine that level of compensation, the Company annually reviews salary surveys of the Peer Group and actual salary amounts provided in Peer Group proxy statements. Our annual review indicates that we are providing to our NEOs annual cash compensation at or below the median of the Peer Group. The Company believes that its design of base and incentive annual cash compensation provides market-competitive annual cash compensation to the Company’s NEOs. Second, equity grant guidelines are set by job level, using current Company guidelines, Peer Group data, and internal equity compensation comparisons to determine the appropriate annual grant level for each NEO for the upcoming year. For 2008, as with total compensation, we targeted the aggregate value of our equity incentive compensation at approximately the median level of our Peer Group for our NEOs.

Internal Pay Equity

Our core compensation approach is to pay our executive officers competitive levels of compensation that best reflect their individual responsibilities and contributions to the Company, while providing incentives to achieve our business and financial objectives. While comparisons to compensation levels at companies in our Peer Group are helpful in assessing the overall competitiveness of our compensation program, we believe that our executive compensation program also must be internally consistent and equitable in order for the Company to achieve our corporate objectives as outlined at the beginning of this Compensation Discussion and Analysis.

In implementing this philosophy, the Compensation Committee analyzed the relationship between our Chief Executive Officer’s total compensation and the total compensation of the other executive officers of the Company. For this purpose, total compensation includes base salary, bonus payouts and the value of equity awards.

The Compensation Committee evaluated the mix of the individual elements of compensation paid to the Chief Executive Officer and the other executive officers as well as the changes in the overall composition of the management team and the overall accountabilities of the individual executive officers and the Chief Executive Officer. The Compensation Committee also analyzed the change in the responsibilities of each member of the management team over the measurement period, calendar year 2008. In addition, the Compensation Committee also considered the internal pay equity between the other executive officers in relation to the next lower tier of management, in order to maintain compensation levels that are consistent with the individual contributions and responsibilities of those executive officers. Based on this analysis, the Compensation Committee determined that compensation in 2008 reflected an appropriate target differential for executive compensation; given the different accountabilities for the Chief Executive Officer and the other Named Executive Officers and no changes were necessary to maintain consistency with our internal pay equity policy.

Base Compensation

The Company provides its NEOs with a base salary that is structured around the median of the Peer Group. Base salaries provide consistent cash flow to employees assuming sufficient levels of performance and continued employment. Salaries for the Company’s NEOs and other executive officers are determined primarily on the basis of the executive officer’s responsibility, Company budgets, general salary practices of companies within the Peer Group, the officer’s individual performance and experience, internal pay equity and retention concerns. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include (i) individual performance; (ii) the functions performed by the executive officer; (iii) the scope of the executive officer’s ongoing duties; (iv) general changes in base salary by companies in the Peer Group; and (v) the Company’s financial performance generally. In 2008, all executive officers received a pay increase, in line with merit increase targets approved by the Compensation Committee for all employees for 2008. The 2008 target salary increase for executive officers was 3.05%, compared with a target of 3.0% for non-executive exempt and salaried non-exempt employees. The Chief Executive Officer did not receive a pay increase. The other executive officers received increases ranging from 0% to 3.5%. No formulaic base salary increases are provided to the NEOs.

Performance-Based Compensation

Annual Incentive Program

The Company structures its compensation programs to reward executive officers based on the Company’s performance and the individual executive’s contribution to that performance, as well as align executive officer compensation with the achievement of strategic initiatives in the short-term. Executive officers are eligible to receive bonus compensation in the event certain specified corporate performance measures are achieved. In determining the performance-based compensation awarded to each executive officer, the Company evaluates the Company’s and executive’s performance in a number of areas.

Compensation pursuant to the annual incentive program is made in the form of cash. The general criteria for evaluating the performance of the Company and executive officers are the Company’s financial performance as measured by earnings per share and individual performance metrics such as progress in research and development, increase in manufacturing productivity, or significant improvement in product quality, legal or financial matters, measured on an annual basis. These individual performance metrics have been set in a manner that the Compensation Committee believes requires substantial effort to achieve and will not be attained with average or less than average performance. Performance criteria are evaluated against objectives set prior to the commencement of the applicable bonus measurement period.

The amounts payable under the Company’s annual performance-based program for executive officers in 2008 were determined initially based upon the Company’s actual performance measured against the following performance criterion:

Corporate Performance Criterion	Relative Weight	Threshold Performance Level	100% Target Performance Level	Maximum Payment Performance
Annual Earnings per Common Share (“EPS”)(1)	100%	$0.42	$0.57	$1.00

(1)	Non-GAAP EPS results, which exclude the impact of revenue and cost of revenues related to intellectual property settlements, equity-based compensation, certain third party legal expenses associated with litigation settlements, other unusual operating income and expense items, restructuring charges and related tax effects.

The threshold level of $0.42 annual earnings per common share was intended to set a level of corporate performance below which no executive bonus payments would be made. The non-GAAP EPS achieved by the Company for the previous three years—2005, 2006 and 2007—was $0.36, $0.55, and $0.59, respectively. Thus, the Compensation Committee considers $0.42 annual EPS to be a substantial threshold for executive bonus payments, requiring substantial effort and commitment by the executive in order to attain any annual bonus payment. In the event the threshold performance level is exceeded but the target level is not achieved, the executive officers will earn a proportional award. In the event the financial performance of the Company exceeded the earnings per share targets shown in the Performance Criterion table above, the NEOs and other executive officers were eligible to earn cash bonuses of up to 2.0 times their respective target amounts. Incentive amounts to be paid under the performance-based programs may be adjusted by the Compensation Committee to account for unusual events such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of Company performance. Payments under each of the programs are contingent upon continued employment, though pro rata bonus payments may be paid in the event of death or disability based on actual performance at the date relative to the targeted performance measures for each program.

In February 2008, the Compensation Committee and the Board of Directors established total bonus pool target amounts based on the Company’s achievement of non-GAAP earnings per share across a range of possible outcomes. The Compensation Committee and the Board of Directors also established profiles and payout targets for the individual Executive, Discretionary Exempt and Profit Sharing pools within the overall bonus pool target amounts.

Under the cash incentive bonus program in 2008, based upon the performance criteria set forth above, the Company’s executive officers were eligible to earn up to an aggregate of $1,920,000, with the Chief Executive Officer eligible to earn a target bonus amount of $400,000 and each of the other NEOs eligible to earn a target bonus amount of $100,000. The Compensation Committee set the target bonus amount for the Chief Executive Officer higher than other NEOs based on the Chief Executive Officer’s contribution to the Company and relative amounts of executive bonuses at the Peer Group companies.

Based on the Company’s achievement of non-GAAP earnings per share of $0.49 for 2008 (which exclude the impact of equity-based compensation, certain third party legal expenses associated with proxy contest, other unusual operating income and expense items, restructuring charges and related tax effects), the Compensation Committee subsequently established, and the Board of Directors approved, a target bonus payout for the Chief Executive Officer and executive officers of 46% which was above the minimum threshold for payout, but less than 100% of the pre-determined target. The bonus payouts for executives other than the Chief Executive Officer were based on the targets described in the performance criterion table set forth above, with some discretion exercised by the Chief Executive Officer in recommending modifications to certain individual payouts. Actual bonus payouts ranged from 49% below target to 53% below target, based on individual performances during the bonus period 2008.

The Compensation Committee believes that the payment of the annual incentive bonus in cash provides incentives necessary to retain executive officers and reward them for short-term company performance. The incentive bonus paid to the Chief Executive Officer and each NEO are set forth in the Summary Compensation Table below.

Discretionary Long-Term Equity Incentive Awards

Long-term incentives are the most significant element of total executive officer compensation. Performance-based components of compensation comprise much of this element, consistent with our philosophy of driving performance and thereby aligning the interests of executives with other shareholders. These incentives are designed to motivate executive officers to improve financial performance and shareholder value. The Company’s executive officers, along with a significant portion of the Company’s employees, are eligible to receive awards of stock options and/or restricted stock units as part of the Company’s annual equity award program, under the Company’s 2003 Incentive Award Plan (the “2003 Plan”). Employees, excluding our NEOs, can choose to receive their equity award grants in either stock options or a lesser number of restricted stock units. The Company’s 2003 Plan, which is administered by the Compensation Committee, also allows for other incentive and performance-based awards such as stock appreciation rights, dividend equivalents, stock payments and deferred stock.

Grants of options to purchase shares of our common stock represent the high-risk and potential high-return component of our total long-term incentive program, as the realizable value of each option can fall to zero if the stock price is lower than the exercise price established on the date of grant. Employees, excluding our NEOs, can choose to receive a lesser number of restricted stock units instead of stock options. Restricted stock units pose lower risk and lower potential returns for our executives but still align employee interests with the interests of our stockholders. Guidelines for the number of stock options and/or restricted stock units, if any, granted to each executive officer are determined using a procedure approved by the Compensation Committee with reference to the Peer Group data and based upon other considerations, including the executive officer’s salary grade, performance and the value of the stock option and/or restricted stock units at the time of grant. In addition to the annual equity award grant that an executive officer is eligible to receive, the Compensation Committee, in its sole discretion, may approve additional grants from time to time, to reflect, for example, a significant change in job responsibility or in recognition of a significant achievement, or following the reconsideration of Peer Group data.

Stock option grants to executive officers are approved by the Compensation Committee at a meeting in February or March of each year. The Company may also grant an equity incentive award at the discretion of the Compensation Committee or the Board in connection with the hiring or promotion of an executive officer. The Vice President of Human Resources presents to the Compensation Committee Peer Group data regarding stock option grants. Based on such data, and the Compensation Committee’s assessment of the annual performance of the Company and individual executive officers, internal pay equity considerations and recommendations by the Chief Executive Officer and the Vice President of Human Resources, the Compensation Committee determines the amount of any award of stock options to executive officers. Except for grants made to the Chief Executive Officer, the exercise price of any options awarded is set at the “fair market value” of the common stock underlying the option on the grant date. The fair market value of the Company’s common stock as of a given date will be equal to the closing price of a share of the Company’s common stock on the NASDAQ Stock Market, on such given date, or if shares were not traded on such given date, then on the next preceding date on which a trade occurred. Because the exercise price of these options is equal to the fair market value of the Company’s common stock on the date of grant, these stock options will deliver a reward only if the stock price appreciates from the price on the date the stock options were granted. This design is intended to focus the executive officers on the long-term enhancement of shareholder value. Because of the Chief Executive Officer’s ownership of greater than ten percent of the total combined voting power of the Company’s common stock, the exercise price of options granted to the Chief Executive Officer under the stock plans is 110% of the fair market value of the underlying stock on the date of grant, in accordance with the Company’s 2003 Incentive Award Plan.

Stock option and restricted stock unit awards approved by the Compensation Committee are awarded with a grant date that is the date of the Compensation Committee meeting on which the option awards are determined and approved. The Company will not make grants of equity-based compensation while in possession of material non-public information, or otherwise in violation of the Company’s Worldwide Standards of Business Conduct.

Stock options and restricted stock units granted under the Company’s 2003 Incentive Award Plan generally have a five-year vesting schedule, with vesting occurring in equal installments on each anniversary of the grant date, in order to provide an incentive for continued employment. Stock options generally expire ten years from the date of the grant, though stock options granted to our CEO expire five years from the date of grant since he owns greater than ten percent of the total combined voting power of the Company’s common stock. The Compensation Committee believes that this provides a reasonable time frame in which to align the executive officer with the price appreciation of the Company’s stock.

In 2008, the NEOs and other executive officers were eligible for, and received, individual stock option awards under the Company’s 2003 Incentive Award Plan. The stock options awards in 2008 for NEOs are set forth in column (j) of the Grants of Plan-Based Awards table below.

Other Elements of Compensation and Perquisites

Medical Insurance. The Company provides to each NEO, the NEOs spouse and dependents such health, dental and optical insurance as the Company may from time to time make available to its other executive officers and all full-time, regular employees.

Life and Disability Insurance. The Company provides each NEO such disability and/or life insurance as the Company in its sole discretion may from time to time make available to its other executive employees of the same level of employment. The premiums paid for term life insurance for each NEO are set forth in Column (i) of the Summary Compensation Table.

Automobile Allowance. The Company provides the Chief Executive Officer with an automobile allowance of $14,583 per year during the term of the Chief Executive Officer’s employment with the Company.

Policy Regarding Deductibility of Compensation.

The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to certain executive officers of a publicly-held corporation, which is not performance-based compensation, is limited to no more than $1 million per year per officer. It is not expected that the compensation to be paid to the Company’s executive officers for the fiscal year ended December 31, 2009 will exceed the $1 million limit per officer. Overall, the Compensation Committee seeks to balance its objective of ensuring an effective compensation package for the Named Executive Officers with the need to maximize the immediate deductibility of compensation, while enduring an appropriate (and transparent) impact on reported earnings and other closely followed financial measures. However, the Compensation Committee does have the discretion to design and use compensation elements that may be not deducible within Section 162(m), if the Compensation Committee considers the tax consequences and determines that nevertheless those elements are in our best interests. Option grants under the 2003 Incentive Award Plan are intended to qualify as performance-based compensation not subject to the $1 million limitation.

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The Compensation Committee has reviewed all components of each NEOs and executive officer’s compensation, including base salary, performance-based cash compensation, and long-term equity incentive compensation and utilized the Peer Group data to perform competitive peer compensation analysis. Based on this review, the Compensation Committee determined that the NEOs and all other executive officers’ compensation is consistent with the Company’s Peer Group and is consistent with the Company’s financial performance and the individual performances of each NEO and executive officer. The Compensation Committee believes that the NEOs and all other executive officers’ total compensation in the aggregate is reasonable, competitive, and not excessive. The Compensation Committee specifically considered that the Company does not maintain any employment contracts, change of control agreements, except for a limited change of control agreement for the Chief Financial Officer, or deferred compensation plans with its executive officers and, except as stated otherwise herein for the Chief Executive Officer, does not provide perquisites to such individuals.

EXECUTIVE COMPENSATION

Summary Compensation Table 2008, 2007 and 2006

The following table sets forth the total annual compensation earned for the years ended December 31, 2008, 2007 and 2006 by each of the Company’s Named Executive Officers:

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(f)	(g)	(i)	(j)
Raymond D. Zinn,	2008	334,794	490,341	199,799	17,682	1,042,616
President, Chief Executive Officer and Chairman of the Board	2007	359,658	496,808	272,312	17,682	1,146,460
	2006	333,273	467,035	159,185	18,560	978,053

Robert J. Barker	2008	174,539	106,040	51,200	1,082	332,861
Former Interim Vice President of Finance and Chief Financial Officer; Vice President of Corporate Business Development and HR; Corporate Secretary

Richard D. Crowley, Jr.,	2008	199,772	(79,380)	0	2,428	122,820
Vice President of Finance and Chief Financial Officer	2007	230,968	229,733	88,889	3,099	552,689
	2006	219,065	275,162	54,700	3,977	552,904

James G. Gandenberger,	2008	255,746	206,749	53,700	2,428	518,623
Vice President of Worldwide Operations & Foundry Business Unit	2007	229,658	189,057	88,889	3,099	510,703
	2006	217,952	253,155	49,555	3,977	524,639

David Schie	2008	244,284	258,460	53,700	2,177	558,621
Vice President of Analog R&D Engineering

Scott Ward,	2008	244,378	196,120	51,200	2,428	494,126
Vice President of Analog Business Unit	2007	222,089	190,100	70,926	3,099	486,214
	2006	211,460	250,163	48,555	3,977	514,155

(1)	Employee contributions to defined contribution plans are included in salary amounts because such contributions are deferred at the election of the NEO.
(2)	Amounts shown do not reflect compensation actually received by the NEO. Instead, the dollar value of these awards is the compensation cost recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006 in accordance with the provisions of Statement of Financial Accounting Standards No. 123R, “Share-Based Payments,” (SFAS 123R), but excluding any estimate of future forfeitures and reflecting the effect of any actual forfeitures. These compensation costs reflect equity awards granted in 2003 through 2008. See Note 7 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 regarding the assumptions underlying the valuation of equity awards.
(3)	The amounts indicated in this column represent cash incentive bonuses earned by each executive officer based on the Company’s performance and each executive officer’s performance relative to specific individual criteria. All bonuses for a particular year reflect amounts earned in that year whether or not paid in that or the following year. The 2008 annual incentive program is discussed in further detail under the heading “Performance-Based Compensation.”
(4)	Represents automobile allowance for Mr. Zinn of $14,583 for 2008, 2007 and 2006; and contributions by the Company to the Company’s defined contribution plan for each NEO.

The following table provides certain information with respect to the grant of plan-based awards to each of the Named Executive Officers during the fiscal year ended December 31, 2008.

Grants of Plan-Based Awards during Fiscal Year 2008

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (2)	Grant Date Fair Value of Stock and Option Awards (3)($)
		Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(j)	(k)	(l)
Raymond D. Zinn	2/21/08				121,000	7.41	359,346
			400,000	1,200,000

Robert J. Barker	2/21/08				24,000	6.74	74,938
(Former Interim Chief Financial Officer)			100,000	300,000

Richard D. Crowley, Jr.	2/21/08				75,00	6.74	234,180
			100,000	350,000

James G. Gandenberger	2/21/08				52,000	6.74	162,365
			100,000	300,000

David Schie
			100,000	300,000

Scott Ward	2/21/08				25,000	6.74	78,060
	10/23/08				50,000	6.74	150,900
			100,000	300,000

(1)	The amounts shown in column (c) reflect estimated payouts of bonus compensation at threshold levels of non-GAAP earnings per share. The amount shown in column (e) is 300% of target incentive compensation, which is the estimated maximum amount that could be earned under our 2008 cash incentive bonus program. The maximum amount that can be earned as 2009 target incentive compensation is 180%.
(2)	The exercise price for all stock option grants is the fair market value of our common stock on the date of grant, with the exception of grants to Mr. Zinn which represent 110% of the fair market value of our common stock on the date of grant.
(3)	Calculated in accordance with FAS 123(R). For a discussion of the assumptions made in the valuation, please see Note 7 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008.

Outstanding Equity Awards at Fiscal 2008 Year-End

The following table shows grants of stock options outstanding on December 31, 2008, the last day of our fiscal year, to each of our Named Executive Officers. None of our NEOs had grants of unvested stock awards outstanding on December 31, 2008.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)		(d)	(e)	(f)
Raymond D. Zinn	500,000	—		—	13.30	2/22/09
	3,095	—		—	12.71	5/27/13
	100,000	25,000	(2)	—	16.39	3/11/14
	32,000	48,000	(3)	—	10.76	3/9/15
	48,000	32,000	(4)	—	16.21	3/2/16
	22,500	90,000	(5)	—	13.25	2/23/17
	—	121,000	(8)	—	7.41	2/21/18

Robert J. Barker	20,000	—		—	7.09	10/24/12
	523	—		—	10.50	5/27/13
	20,000	—		—	13.09	8/28/13
	16,000	4,000	(2)	—	13.55	3/11/14
	12,000	8,000	(3)	—	9.78	3/9/15
	7,200	10,800	(4)	—	14.74	3/2/16
	3,240	12,960	(5)	—	12.05	2/23/17
	—	24,000	(8)	—	6.74	2/21/18

James G. Gandenberger	25,000	—		—	18.15	10/2/11
	6,000	—		—	22.86	3/14/12
	84,503	—		—	10.72	6/13/13
	16,000	4,000	(2)	—	13.55	3/11/14
	12,000	8,000	(3)	—	9.78	3/9/15
	24,000	16,000	(6)	—	11.43	9/26/15
	8,000	12,000	(4)	—	14.74	3/2/16
	4,600	18,400	(5)	—	12.05	2/23/17
	10,000	40,000	(7)	—	8.65	11/29/17
	—	52,000	(8)	—	6.74	2/21/18

Scott Ward	400,000	—		—	19.13	8/23/09
	1,724	—		—	10.50	5/27/13
	20,000	—		—	13.09	8/28/13
	16,000	4,000	(2)	—	13.55	3/11/14
	12,000	8,000	(3)	—	9.78	3/9/15
	24,000	16,000	(6)	—	11.43	9/26/15
	8,000	12,000	(4)	—	14.74	3/2/16
	3,600	14,400	(5)	—	12.05	2/23/17
	10,000	40,000	(7)	—	8.65	11/29/17
	—	25,000	(8)	—	6.74	2/21/18
	—	50,000	(9)	—	6.74	10/23/18

David Schie	40,000	160,000	(10)	—	12.46	5/31/17

(1)	Unless otherwise noted, these options vest over five years in equal installments on the anniversary date of the grant.
(2)	The remaining grant vested on March 11, 2009.
(3)	20% of grant vested on March 9, 2009 and the remaining 20% will vest in 2010.
(4)	20% of grant vested on March 2, 2009 and the remaining 40% will vest in 2010 and 2011.
(5)	20% of grant vested on February 23, 2009 and the remaining 60% will vest in equal installments on February 23, 2010, 2011 and 2012.
(6)	20% of options vest on each of September 26, 2009 and 2010.
(7)	20% of the options vest on each of November 29, 2009, 2010, 2011 and 2012.
(8)	20% of grant vested on February 21, 2009, and 20% vests on each February 21, 2010, 2011, 2012 and 2013.
(9)	20% of the options vest on each October 23, 2009, 2010, 2011, 2012 and 2013.
(10)	20% of grant vests on each of May 31, 2009, 2010, 2011 and 2012.

Option Exercises and Stock Vested During Fiscal Year 2008

In 2008, the following option awards were exercised by one of our NEOs, and no NEO held stock awards.

Name	Shares Acquired on Exercise(#)	Value Realized($)(1)
Robert J. Barker	172,000	$365,519

(1)	Value realized represents the excess of the fair market value of the shares at the time of exercise over the exercise price of options.

Pension Plan, Deferred Compensation, Change in Control and Severance Payments

The Company has no pension plan. The Company does not have a deferred compensation program. Neither the Company nor any executive officer made any contributions to, or received any earnings from, a deferred compensation program in 2008. The NEOs are not party to any change in control or severance agreements.

Director Compensation for Fiscal Year 2008

The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($) (2)	Total ($)
(a)	(b)	(c)	(d)	(h)
Daniel Artusi	8,269		4,384	12,653
Michael J. Callahan	21,250	—	48,641	69,891
Daniel Heneghan	3,750	—	1,688	5,438
Neil J. Miotto	21,250	—	27,689	48,939
Frank W. Schneider	20,000	—	26,414	46,414

(1)	Represents cash payments for annual retainer, meeting and committee fees.
(2)

Represents the dollar amount associated with the named director’s option grants that is recognized as compensation for financial statement reporting purposes with respect to the fiscal year 2008 in accordance with SFAS 123(R). For a discussion of the assumptions made in the valuation, please see Note 7 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008. Includes 2008 compensation expense associated with stock options granted in 2003 through 2008. The full grant date fair value of options granted in 2008 computed in accordance with SFAS 123(R), totaled $75,025 for Mr. Artusi, $42,427 for Mr. Callahan, $47,420 for Mr. Heneghan, $54,427 for Mr. Miotto, and

$54,924 for Mr. Schneider. At December 31, 2008, the aggregate number of options held by each director is as follows: Mr. Artusi, 20,000 shares; Mr. Callahan, 46,000 shares; Mr. Heneghan, 15,000 shares; Mr. Miotto, 30,000 shares; and Mr. Schneider 30,000 shares.

Non-employee directors of the Company receive $1,250 compensation for each meeting of the Board of Directors attended and $1,250 for each committee meeting not held in conjunction with a Board of Directors meeting.

In July 2008, the Compensation Committee and the Board of Directors approved an increase in the annual retainer from $5,000 to $15,000 to be paid to each non-employee director, commencing with the 2008-2009 Board year. The annual retainer was paid to each non-employee director in quarterly installments, commencing on the date of the Annual Meeting of Shareholders in October 2008.

The Company’s 2003 Incentive Award Plan, as amended, provides for annual automatic grants of nonqualified stock options to continuing non-employee directors. In accordance with the 2003 Plan, new Board members receive an initial option grant to purchase 15,000 shares of the Company’s Common Stock upon commencement of Board of Directors service. Furthermore, on the date of each annual shareholders’ meeting, each individual who is at the time continuing to serve as a non-employee director will automatically be granted an option to purchase 10,000 shares of the Company’s Common Stock. If at any time during the year, an independent Director purchases Company stock on the open market, that Director will also be granted and equal number of options effective the same day. All options granted to non-employee directors will have an exercise price equal to 100% of the fair market value, defined as the closing price of a share of the Company’s Common Stock on the NASDAQ Stock Market on the date of grant, and become exercisable at the rate of 25% per year.

Compensation Committee Interlocks and Insider Participation

There are and were no interlocking relationships between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such relationship existed in the past.

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

The undersigned members of the Compensation Committee have thoroughly reviewed the foregoing Compensation Discussion and Analysis (“CD&A”) and have discussed it with management. Following its review of the CD&A and discussion with management, the Compensation Committee recommended to management that the CD&A be included in the Company’s Proxy Statement.

COMPENSATION COMMITTEE

Frank Schneider, Chairman

Michael Callahan

Neil Miotto

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of Messrs. Artusi, Heneghan, Miotto and Schneider, with Mr. Miotto serving as the Chairman of the Audit Committee. Mr. Conrath stepped down from the Board of Directors in August 2008. The Company’s Audit Committee is composed solely of “independent” directors, as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market, and operates under a written charter adopted by the Board of Directors on December 13, 2004, as reviewed and re-approved on February 9, 2009, a copy of which is available at: www.micrel.com. The Audit Committee also approved the Company’s Internal Audit Charter on April 24, 2006, and reviewed and re-approved on June 17, 2008, a copy of which is available at: www.micrel.com. The Company’s Senior Internal Auditor regularly attends meetings of the Audit Committee and reports directly to the Company’s Audit Committee.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The independent registered public accounting firm is also responsible for performing an audit of the Company’s internal control over financial reporting and expressing opinions on management’s assessment and the operating effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In accordance with the Internal Audit Charter, the Audit Committee is responsible for overseeing the Internal Audit function. The Audit Committee receives a report each quarter from the Senior Internal Auditor on the Company’s activities regarding internal control procedures and Sarbanes-Oxley Section 404 compliance. The Senior Internal Auditor reports on progress of the Company’s Internal Control Program, including internal testing and policy documentation activities. The Senior Internal Auditor also presents a summary of internal control testing results, discusses any control issues discovered, and outlines the remedial actions taken for such issues. The Senior Internal Auditor also indicates to the Audit Committee whether there are any findings of significant deficiencies or material weaknesses in the Company’s financial controls.

The following is the Audit Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2008. The Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements with management and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm;

•	reviewed and discussed management’s assessment of internal control over financial reporting with management, the Senior Internal Auditor and PwC;

•	discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and

•

received from PwC the written disclosures and the letter from the independent accountant as required by applicable requirements of the Public Company Accounting Oversight Board, as may be modified or supplemented, regarding the independent accountant’s communications with the audit committee concerning independence, and discussed the auditors’ independence with them.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

The Audit Committee report shall not be deemed incorporated by reference, by any general statement incorporating by reference this Proxy Statement, into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts.

AUDIT COMMITTEE

Neil Miotto, Chairman

Daniel Artusi

Daniel Heneghan

Frank Schneider

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2008 for all of our current equity compensation plans, including our 1994 Stock Option Plan, our 2000 Non-Qualified Stock Incentive Plan (“2000 Plan”) and our 2003 Incentive Award Plan (the “2003 Plan”).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity Compensation Plans Approved by Security Holders	10,456,379	(1)	$12.43	7,111,443	(2)
Equity Compensation Plans Not Approved by Security Holders	69,632	(3)	$16.17	127,800	(4)
Total	10,526,011		$12.46	7,239,243

(1)	Includes (i) 8,128,840 shares of common stock issuable upon the exercise of options granted under the 2003 Plan, of which 3,948,257 shares were exercisable as of December 31, 2008 (ii) 2,327,539 shares of common stock issuable upon the exercise of options granted under the 1994 Plan, all of which were exercisable as of December 31, 2008.
(2)	Represents 5,185,848 remaining shares of common stock available for issuance under the 2003 Plan and 1,925,595 remaining shares available for issuance under the 2006 Employee Stock Purchase Plan.
(3)	Represents shares of common stock issuable upon the exercise of options granted under the 2000 Plan, all of which were exercisable as of December 31, 2008.
(4)	Represents the remaining shares of common stock available for issuance under the 2000 Plan.

Summary of the 2000 Non-Qualified Stock Incentive Plan

In November 2000, the Compensation Committee and the Board of Directors approved the implementation of the 2000 Non-Qualified Stock Incentive Plan (the “2000 Plan”). The aggregate number of shares of common stock subject to issuance under the 2000 Plan may not exceed 200,000. The shares available for issuance under the 2000 Plan may be either previously un-issued shares or treasury shares. The 2000 Plan is administered by the Board of Directors or a committee designated by the Board of Directors (the “Administrator”). The Administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares subject to such award, to set, amend, construe and interpret the terms and conditions of the award, and to take any other action that is consistent with the terms of the 2000 Plan. Awards under the 2000 Plan were granted only to employees and consultants of the Company. Officers and directors of the Company were not eligible to receive awards under the 2000 Plan.

In March 2005, the Company suspended granting options under the 2000 Plan, and no further options or awards will be granted under the 2000 Plan. However, options and awards previously granted under the 2000 Plan will continue to vest, and such options may be exercised in the future.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”) was the Company’s independent registered public accounting firm (“IRPAF”) for the year ended December 31, 2008. Representatives of PwC are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire. Moreover, they will be available to respond to appropriate questions from shareholders.

The information below represents the aggregate fees billed by PwC for audit services rendered in connection with the consolidated financial statements and reports for the year ended December 31, 2008 and for other services rendered during fiscal year 2008 on behalf of Micrel, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to Micrel.

	2008	2007
Integrated Audit Fees(1)	$912,000	$888,700
Audit Related Fees(2)	—	—
Tax Fees(3)	127,000	112,300
All Other Fees(4)	—	—

Total Fees	$1,039,000	$1,001,000

(1) Integrated Audit Fees. The aggregate fees billed for professional services rendered for the integrated audit of our annual financial statements and our internal control over financial reporting for the fiscal years ending December 31, 2008 and December 31, 2007, and the reviews of the financial statements included in our Forms 10-Q, or services that are normally provided by the IRPAF in connection with statutory and regulatory filings or engagements.

(2) Audit Related Fees. These are fees paid for assurance and related services reasonably related to the performance of the audit and review of our consolidated financial statements that are not reported under “Integrated Audit Fees.”

(3) Tax Fees. The aggregate fees billed in the years ending December 31, 2008 and December 31, 2007 for professional services rendered by the IRPAF for tax compliance, preparation of tax filings, assistance with tax audits and tax planning and advice.

(4) All Other Fees. No fees were billed for services rendered by the Company’s IRPAF, other than described above, for the fiscal years ending December 31, 2008 and December 31, 2007.

All audit related services, tax services and other services were pre-approved by our Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s pre-approval policy provides for the pre-approval of audit, audit-related and tax services specifically described by the Audit Committee on an annual basis, and unless a type of service is pre-approved under the policy, it will require separate pre-approval by the Audit Committee if it is to be provided by the IRPAF. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

OTHER MATTERS

Annual Report and Financial Statements

The 2008 Annual Report of the Company, which includes its audited financial statements for the fiscal year ended December 31, 2008, is enclosed with this Proxy Statement.

The 2008 Annual Report includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which has been filed with the SEC. For information on how to obtain additional copies of the Form 10-K, please see the information below under the caption “Where You Can Find Additional Information.”

Shareholder Proposals for the 2010 Annual Meeting

Requirements for Shareholder Proposals Under Rule 14a-8. Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Company no later than December 17, 2009 and must comply with all applicable SEC rules, in order to be considered for inclusion in the Company’s proxy materials for the 2010 Annual Meeting. If the date of the 2010 Annual Meeting is before April 21, 2010 or after June 20, 2010, then the deadline is a reasonable time before the Company begins to print and send its proxy materials for the 2010 Annual Meeting. To be considered at the 2010 Annual Meeting, the shareholder proposal must also satisfy the timing requirements described below for proposals submitted outside Rule 14a-8.

Requirements for Shareholder Proposals to be Brought Outside Rule 14a-8. For shareholder proposals that are not submitted pursuant to Rule 14a-8, the shareholder must give timely notice in writing to the Secretary of the Company. To be timely, the notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company, no later than March 2, 2010. If the date of the 2010 Annual Meeting is before April 21, 2010 or after August 19, 2010, then the deadline is the close of business on the tenth calendar day (or if such date is a Saturday, Sunday or federal holiday, then the next business day) following the day on which public announcement of the date of the 2010 Annual Meeting is first made. A shareholder’s notice must also satisfy the other requirements set forth in Section 2.4 of the Company’s Bylaws.

Certain Transactions

Our Board of Directors monitors and reviews issues involving potential conflicts of interest and related party transactions. In doing so, the Board of Directors applies the Company’s code of conduct, the “Worldwide Standards of Business Conduct,” which provides that directors, officers and all other employees are expected to avoid any activity or interest that conflicts with, appears to conflict with, or is inconsistent with or opposed to the best interests of the Company. All employees acknowledge their adherence to the Standards of Business Conduct, and Directors and officers acknowledge their adherence annually. Any possible conflict of interest involving any officer or Director must be reported to the Chief Executive Officer and the Board of Directors. Furthermore, management is required to report to the Audit Committee on all related party transactions. In accordance with its Charter, the Audit Committee must review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee. During 2008, no related person (as defined in Instruction Number 1 to Item 404(a) of Regulation S-K) had any relationships nor did it engage in any transactions as defined by Item 404 of Regulation S-K.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Micrel stockholders will be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker or (2) direct your written request to: Clyde Raymond Wallin, c/o Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference rooms. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of our Annual Report on Form 10-K, other reports, proxy statements or other information concerning us, without charge, by written request, directed to Clyde Raymond Wallin, c/o Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131 or by telephone at (408) 944-0800. If you would like to request documents, please do so by May 6, 2009 in order to receive them before the Annual Meeting.

THIS PROXY STATEMENT IS DATED APRIL 13, 2009. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ABOVE, UNLESS EXPRESSLY PROVIDED, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Robert J. Barker
Secretary
April 13, 2009

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Micrel, Incorporated

Common Stock for the upcoming Annual Meeting of Shareholders

PLEASE REVIEW THE PROXY STATEMENT

AND VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone – Registered shareholders, please call toll-free in the U.S. or Canada at 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 20, 2009. Have your proxy card in hand when you call and then follow the instructions.

OR

2.	Vote by Internet – Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time May 20, 2009. The site you should visit is www.proxyvote.com. Have your proxy card in hand when you access the web site and follow the instructions set forth on the website to obtain your records and to create an electronic voting instruction form.

OR

3.	Vote by Mail – If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided.

If you hold your shares through a broker or other nominee, you will receive separate voting instructions with the Proxy Statement. Your broker or nominee may provide voting through the Internet or by telephone. Please contact your broker to determine how to vote.

TO VOTE BY MAIL PLEASE DETACH PROXY CARD BELOW AND RETURN IN THE ENVELOPE PROVIDED

YOUR VOTE IS VERY IMPORTANT

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD

TODAY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO

ATTEND THE ANNUAL MEETING.

▼ PLEASE DETACH HERE AND RETURN ▼

YOUR BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR ALL OF THE PROPOSALS AND NOMINEES LISTED BELOW.

1.	To elect the following six nominees to serve as members of the Board of Directors of Micrel, Incorporated until the 2010 Annual Meeting or until their successors are duly elected and qualified (“Proposal 1”):	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐

01 Raymond D. Zinn
02 Daniel Artusi
03 Michael Callahan
04 Daniel Heneghan
05 Neil J. Miotto
06 Frank W. Schneider

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line to the right.

2.	To approve a one-time stock option exchange program for employees other than our named executive officers (“Proposal 2”)	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Micrel, Incorporated for its fiscal year ending December 31, 2009 (“Proposal 3”)	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To ratify the extension of the Rights Agreement (“Proposal 4”)	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Date:                     , 2009

Signature

Signature

Title(s)

This Proxy should be signed and dated by the shareholder(s) exactly as its, his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2008 Annual Report are available at www.proxyvote.com.

▼ PLEASE DETACH HERE AND RETURN ▼

PROXY CARD

MICREL, INCORPORATED

ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF MICREL’S BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 21, 2009.

The undersigned hereby appoints Raymond D. Zinn and Clyde Raymond Wallin, and each of them, as proxies, acting jointly and severally and with full power of substitution, for and in the name of the undersigned to vote all shares of common stock of Micrel, Incorporated that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 21, 2009, at 12:00 p.m., local time, at Micrel’s corporate offices located at 2180 Fortune Drive, San Jose, California 95131, or at any adjournments or postponements of the meeting, as directed, upon the matters set forth in the Micrel Proxy Statement.

Signing, dating and returning Micrel’s proxy card will have the effect of revoking any proxy card you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO CHOICE IS SPECIFIED WITH REGARD TO A PROPOSAL, AND THE PROXY IS SIGNED AND RETURNED, THEN THE PROXY WILL BE VOTED FOR ALL PROPOSALS AND NOMINEES LISTED.

(CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)